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                                                        Exhibit 1








            AGREEMENT OF PURCHASE AND SALE OF ASSETS

                         BY AND BETWEEN

             PROGRAMMER'S PARADISE, INC., AS BUYER

                              AND

            THE SOFTWARE DEVELOPER'S COMPANY, INC.

                              AND

   SOFTWARE DEVELOPER'S COMPANY GMBH, AS THE SELLING PARTIES

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1.  Purchase and Sale of Business and Assets                    1
          1.1  Agreement to Sell                                1
          1.2  Excluded Assets                                  6
          1.3  Title to Seller's Assets                         7
          1.4  Instruments of Transfer                          7
          1.5  Assignments of Certain Contracts                 8

2.  Purchase Price; Assumption of Liabilities; Adjustments      9
          2.1  Purchase Price                                   9
          2.2  Payment of Purchase Price                        9
          2.3  Allocation                                      10
          2.4  Assumed Liabilities                             10
          2.5  Excluded Liabilities                            10
          2.6    Tangible  Net  Asset  Requirement;  Revenue
               Maintenance                                     13
          2.7  Collection of Accounts Receivable               18
          2.8  Reimbursement of Certain Shut-Down Expenses     18

3.  Closing; Deliveries; Conditions Precedent                  19
          3.1  Closing                                         19
          3.2  Deliveries of Selling Parties                   19
          3.3  Deliveries of Buyer                             21
          3.4  Further Assurances                              22
          3.5    Certain  Agreements  to  be  Executed   and
               Delivered  and Certain Actions to be Taken
               at or prior to the Closing                      22
          3.6  Conditions Precedent of Buyer                   22
          3.7  Conditions Precedent of Selling Parties         25

4.  Representations and Warranties of Selling Parties          26
          4.1  Organization, Standing and Qualification        26
          4.2  Authority                                       27
          4.3  No Violation                                    27
          4.4  Financial Statements; Sales Information         28
          4.5   Title to and Condition of Purchased  Assets;
               Leases                                          30
          4.6  Proprietary Rights                              32
          4.7  Litigation                                      34
          4.8  Compliance; Permits                             34
          4.9  Schedules                                       35
          4.10  Absence of Changes or Events                   38
          4.11  Taxes                                          40
          4.12  Employee Benefits; Labor Matters               41
          4.13  Accounts Receivables                           42
          4.14  Environmental Matters                          42

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          4.15  SEC Filings                                    43
          4.16  Consent Solicitation Statement                 43
          4.17  Customers and Suppliers                        44
          4.18  Disclosure                                     44

5.  Representations and Warranties of Buyer                    45
          5.1  Organization and Standing                       45
          5.2  Authority of Buyer                              45
          5.3  Litigation                                      45
          5.4  No Violation                                    45

6.  Covenants of Selling Parties                               46
          6.1  Conduct of Business                             46
          6.2  Changes in Information                          47
          6.3  Access to Information                           47
          6.4  Confidentiality                                 48
          6.5  Preservation of Business                        48
          6.6  Offer of Employment: Seller's Retention Plan    49
          6.7    Consents of Third Parties; Governmental
               Approvals                                       51
          6.8  Financial Statements                            51
          6.9  Preparation of Consent Solicitation Statement;
               Action by Stockholders                          52
          6.10 Information Provided to Stockholders            52
          6.11 Recommendations of Buyer; Transition            52
          6.12 Books and Records                               54

7.   Further Agreements                                        54
          7.1  Bulk Sales Compliance                           54
          7.2  Sales and Other Taxes                           55
          7.3  Brokerage and Finder's Fee                      55
          7.4  Settlement of Assumed Liabilities               55
          7.5  Name Change                                     56
          7.6  Referral                                        56
          7.7  Break-up Fee                                    56
          7.8  No Shop                                         58
          7.9  Temporary Extension of Occupancy                59
          7.10  Non-Competition                                60
          7.11  Plant Closings                                 61

8.  Indemnification                                            62
          8.1  Obligation to Indemnify                         62
          8.2  Survival; Limitations                           64
          8.3  Claims                                          67
          8.4  Arbitration                                     68

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9.   Termination                                               69
          9.1  Termination                                     69
          9.2  Remedies                                        70

10.  Miscellaneous                                             71
          10.1 Specific Performance                            71
          10.2  Binding Agreement; Assignment                  72
          10.3  Law To Govern                                  72
          10.4  No Public Announcement                         72
          10.5  Notices                                        72
          10.6  Fees and Expenses                              73
          10.7  Convenience of Forum; Consent to Jurisdiction  73
          10.8  Severability                                   74
          10.9  Entire Agreement                               74
          10.10  Amendments; Consents and Waivers              74
          10.11  Counterparts                                  75
          10.12  No Third-Party Beneficiaries                  75
          10.13  Section Headings                              75

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            AGREEMENT OF PURCHASE AND SALE OF ASSETS


           This Agreement dated as of May 16, 1996, by and between Programmer's Paradise, Inc., a Delaware corporation ("Buyer"), The Software Developer's Company, Inc., a Delaware corporation ("Seller") and Software Developer's Company GmbH ("SDEV Germany", and together with Seller, collectively referred to herein as the "Selling Parties", and each individually as a "Selling Party").

                       W I T N E S E T H:


          WHEREAS, Seller is a direct marketer and distributor of PC-based specialty software and hardware to technical and professional PC users, through its three proprietary catalogs (The Programmer's SuperShop ("TPS"), Personal Computing Tools SuperShop ("PCT") and New Media SuperShop ("New Media")), its TPS World Wide Web site ("Web Site"), its corporate sales group, and SDEV Germany, and through SDC Communications addresses the marketing needs of the developers and publishers of the products it distributes by providing advertising and promotional services; and

           WHEREAS, Buyer desires to purchase and acquire from each Selling Party, and each Selling Party desires to sell, assign and transfer to Buyer, substantially all of its assets, properties and business as a going concern, including all of the assets and business related to or used in connection with the TPS business, inbound and outbound telemarketing operations, reseller operations, all of the operations of SDEV Germany, all advertising and promotional operations (including the operations of SDC Communications) and service and support operations relating to TPS and SDEV Germany (collectively, the "Business"), with the exception of certain excluded assets and operations hereinafter specified, upon the terms and subject to the conditions hereinafter set forth;

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           NOW,  THEREFORE, in consideration of the premises  and
the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


1

          1.     Purchase and Sale of Business and Assets.

          1      Agreement to Sell.  Subject to and upon the terms and
conditions of this Agreement, each Selling Party will sell, transfer, convey, assign, grant and deliver to Buyer, and Buyer will purchase, at the Closing (as defined in Section 3.1 hereof), all  of the business, properties (real, personal, mixed, tangible and intangible), assets, goodwill and rights of the Selling Parties with respect to the Business as a going concern, of every kind, nature and description, owned or leased, wherever located and  whether or not carried or reflected on the books or  records of  the  Selling Parties, as the same shall exist on the  Closing
Date,   including,  without  limiting  the  generality   of   the
foregoing:

               (a)       all trademarks, trademark applications, trade names and
service marks owned or used by the Selling Parties or any of them in  connection  with the Business, including without  limitation,
"The    Programmer's   Shop",   "The   Programmer's   SuperShop",
"SuperShop",   "The  Software  Developer's  Company",   "Software
Developers'    Company   GmbH",   "ComputerWare",   "Applications
Development  Digest" and the other names set  forth  on  Schedule
1.1(a) hereto, and any names similar to or any derivation or variation of any and all such names, and the goodwill pertaining thereto and right to fully exploit such names (collectively, "Marks");

               (b) all copyrights and copyright applications owned or used by the Selling Parties or any of them in connection with the Business, including without limitation, the copyright to the Web
Site and each and every issue of the TPS catalog, as set forth on
Schedule 1.1(b) hereto (collectively, "Copyrights");

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               (c)       all mailing lists and lists and records of customers
and prospects and related information and data base or bases used by the Selling Parties or any of them in connection with the Business, including without limitation, the distribution of the TPS catalog and the marketing, publishing, sale and licensing of products and services, including the names of all persons actually known to the Selling Parties or any of them to have licensed or purchased products or services of or from the Business, other users of such products and services known to the Selling Parties or any of them and user prospects of such products and services known to the Selling Parties or any of them, together with file layouts and other information related to such products and services necessary to or used by the Selling
Parties or any of them for the processing of such information by Buyer (collectively, the "Mailing List") (such list shall also include information relating to responses to reader service or information cards received by any Selling Party from customers or which any Selling Party received from other sources with respect to the Business, including, without limitation, responses from so-called "Bingo cards");

               (d) all of the right, title and interest (including by reason of license or lease) of the Selling Parties or any of them in or to  any  software,  computer program or software  product  owned, used,  developed or being developed by or for any of the  Selling
Parties  for  use  in  the  Business, whether  for  internal  use
(including  without  limitation, sales,  marketing  and  training programs for use in the business and software to create, publish, manufacture and distribute its Web Site) or for sale  or  license to  others,  and  any  software,  computer  program  or  software product, manufactured, published, licensed and/or marketed by the
Selling  Parties or any of them through the Business at any  time prior to the Closing, in all versions and releases, including all run-time  systems,  libraries, examples, utilities,  data  files, manuals,  guides  and  written  and  related  materials  and  all
Proprietary Rights and Documentation, whether or not patented  or
copyrighted,  related  to  the  implementation  or  use   thereof
(collectively, "Programs");

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               (e)    all documentation, records and software (other than
Inventory),  whether  in machine or visually  readable  or  other
tangible   form,  evidencing,  representing  or  containing   any
Proprietary Rights (as hereinafter defined) in the possession  or under  the control of the Selling Parties or any of them relating to  a Program or used in or necessary to the Business, including,
without   limitation,   any  manuals,   functional   and   design
specifications,  user  and  programmer  instructions,  sales  and marketing  training and instructions, flow charts  and  diagrams, coding constructions, alpha and beta testing notes, error reports
and  logs,  patches  and  patch  instructions,  itemizations   of
development  tools,  and  all  other  writings  which  would   be
necessary or helpful to a skilled programmer or skilled software salesperson or marketeer to understand, maintain and enhance any Program (collectively, "Documentation");

               (f)    the TPS catalog, Web Site and all property and assets
(tangible  and intangible) used by or necessary for  the  Selling
Parties  or  any  of  them  to create, publish,  manufacture  and distribute such catalog and Web Site, and all know-how and  other intellectual  property  of the Selling Parties  or  any  of  them relating  to or necessary or used in any aspect of the  operation of  the  Business  as  of  the Closing Date,  including,  without limitation, all trade secrets, vendor information, lists and data bases,  proprietary processes, methods and apparatus, information not  known to the general public, each literary work, whether  or
not   copyrightable,   ideas,  concepts,  designs,   discoveries,
formulae,  patents,  patent  applications,  product  and  service developments,  inventions, improvements,  disclosures,  software,
source   codes   and  materials,  object  codes  and   materials,
algorithms,   techniques,   architecture,   mask   work   rights,
prototypes,  engineering  and  design  models,  information  with respect to firmware and hardware, and any information relating to any  product or program which has either been developed, acquired
or   licensed  for  or  by  any  Selling  Party,  including   the
maintenance, modification or enhancement thereof, all vendor and customer sales and purchase records and files of or related to the Business, and all publishing, outsourcing, fulfillment, reseller and manufacturing information (collectively, together

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with   the   Marks,  Copyrights,  Mailing  List   and   Programs,
"Proprietary Rights");

               (g)       each contract, agreement, lease, license, franchise,
purchase  order,  sale  order,  permit,  instrument,  commitment, arrangement and understanding (in each case, whether  written  or oral)  to which the Selling Parties or any of them is a party  or by  which  it  is bound or under which it has any  rights  or  is entitled  to  benefits,  relating  to  the  Business,  including,
without   limitation,   (i)   all  license,   supply,   purchase,
distribution,  OEM,  VAR,  dealer,  advertising  and  promotional services  agreements  and  agreements for  software  acquisition,
development,   publishing,  support,  maintenance,   outsourcing,
manufacture and fulfillment, reseller and manufacture relating to the Business, (ii) all restrictive and negative covenants, non-competition, proprietary property and confidentiality agreements in favor of the Selling Parties or any of them from or with any and all former or current employees and consultants having access to Proprietary Information or rendering services to a Selling
Party in connection with the Business, and (iii) all leases of tangible personal property accepted by Buyer and listed on
Schedule 1.1(g) hereto relating to the Business (collectively, "Contracts"), other than those identified as Excluded Assets or Excluded Liabilities;

               (h) all inventory of items of the type sold or offered for sale by or through the Business, including, without limitation, goods held by or for the Selling Parties or any of them for sale, lease  or  license or to be furnished under contracts of service, samples,  goods-in-transit, work-in-process, raw  materials,  and
other   materials  and  supplies  of  every  kind,   nature   and
description used or which may be used in connection with the manufacture, publishing, packing, shipping, advertising, selling, leasing, licensing or furnishing of such inventory relating to the Business, including, without limitation, all physical copies of items constituting any part thereof such as user manuals and diskettes, and all sales literature and packaging and printed material related to any of the foregoing, in each case, in which any Selling Parties has any right, title or interest and of the type sold or offered for sale by or through the Business, and any

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and  all rights of the Selling Parties on the Closing Date to the warranties received from its suppliers with respect to such items (to the extent assignable) and related claims, credits, rights of
recovery   and   set-off  with  respect  thereto   (collectively,
"Inventory");

               (i) all capital equipment, furniture and furnishings employed in the normal historical course of the Business, and all computer
systems,    including   without   limitation,   all    management
information, order, bar coding and inventory tracking systems and technology, hardware, software, servers, computers, printers, scanners, monitors, peripheral and accessory devices and the related media, manuals, documentation and user guides, whether or not related to the Business, including, without limitation, all of same used to create, publish, manufacture and distribute the TPS catalog and TPS Web Site and distribute products pursuant thereto, all of which are described on Schedule 1.1(i) hereto, together with the original cost, depreciated cost and carrying cost thereof (collectively, "Equipment"), with all such items leased by a Selling Party designated by an asterisk (*);

               (j) all supplies of or related to or used in connection with the Business, including without limitation, advertising, artwork and related creative materials for catalogs, web sites and advertisements, catalog insertions, page layouts, promotional and product literature and displays;

               (k) all accounts, notes and other receivables of the Selling Parties or any of them arising from the Business or products or services sold by or through the Business (whether payable in cash or  product) and all rights of the Selling Parties or any of them under  any  security  agreements with respect thereto,  including rights  to  all  files  and documentation substantiating  Sellers rights to said Receivables in sufficient diary form to effect  an
efficient   collection   of   said   receivables   (collectively,
"Receivables"), and the lock box to which same are currently payable;

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               (l)    the proceeds of any insurance, and the right to receive
the proceeds of any insurance, with respect to any claims which have been or may be asserted in connection with any of the Purchased Assets or Assumed Liabilities (as such terms are hereinafter defined) and the right to continue and maintain any insurance with respect thereto; subject to certain rights of Seller with respect to a certain insurance claim specifically identified as an Excluded Asset;

               (m) all unfilled sales and purchase orders of or related to the Business made or entered into by any Selling Party in the ordinary course of its business and all rights which any Selling
Party may have against its licensors and other suppliers under express or implied warranties related to the Business or products or services sold or offered by or through the Business, and the right to receive mail and other communications and shipments of merchandise addressed to the Selling Parties or any of them related to the Business;

               (n) all books, files and records of or relating to any of all aspects of the Business, whether in hard copy, magnetic or other  format, including, without limitation, all  files  of  the three  executive  officers of Seller relating  to  the  Business, records  relating  to employees of a Selling  Party  retained  by
Buyer,  inventory  records, sales records,  customers'  inventory records,  records pertaining to customer requirements,  equipment
maintenance   and   warranty  information,  customer   contracts,
customer   invoices,  suppliers'  invoices,   expense   invoices,
customer returns and vendor product rotation, and restrictive and negative  covenants,  non-competition, proprietary  property  and confidentiality  agreements,  files  and  records  (collectively,
"Files  and Records"); provided, however, that any file or record
that   pertains  solely  to  the  Excluded  Assets  or   Excluded
Liabilities shall not be included;

               (o) all deferred charges and prepaid items, advance payments, customer advances and prepayments in respect of backlog of the Business, including catalog and marketing backlog, or which otherwise relate to the Purchased Assets or the Business; and

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               (p)    all of the Business as a going concern, including, without limitation, all of the right, title and interest of each  Selling
Party in and to its telephone, telex, telefacsimile and facsimile numbers and directory listings, and all passwords and security protection procedures and systems.

                 The business, properties, assets, licenses, franchises, goodwill and rights relating to the Business to be sold, transferred, conveyed, assigned, granted and/or delivered to Buyer are hereinafter sometimes collectively referred to as the "Purchased Assets".

          2      Excluded Assets.  Notwithstanding anything to the contrary contained  in this Agreement, it is understood that  the  Selling
Parties are not selling and Buyer is not acquiring contracts  and other assets of the Selling Parties unrelated to the Business and specifically  designated  as "Excluded Assets"  on  Schedule  1.2 hereto, including, without limitation, any real property of the Selling Parties, the lease of Seller's offices and warehouse space in Pembroke, Massachusetts, the lease of SDEV Germany's offices in Dortmund, Germany, or other leased space wherever located, and those assets of Seller used solely in connection with its ISC, PCT and New Media businesses, which Seller shall continue to be responsible for following the closing.

          3      Title to Seller's Assets.  Except as specifically
permitted by this Agreement and as expressly set forth in the Disclosure Schedule hereto, title to all of the Purchased Assets and all other rights, licenses and franchises granted pursuant to this Agreement to Buyer at or after the Closing, shall be transferred to Buyer free and clear of any and all claims, liabilities and obligations except to the extent of those liabilities and obligations expressly assumed by Buyer hereunder and free and clear of any and all liens, pledges, charges, mortgages, security interests, restrictions, leases, licenses, easements, liabilities, claims, encumbrances or rights of others of every kind and description (collectively, "Liens").

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          4      Instruments of Transfer.  (a)  The sale, conveyance,
grant, transfer, assignment and delivery to Buyer of each Purchased Asset as herein provided shall be effected by bills of sale, licenses, endorsements, assignments, certificates of title, and/or other good and sufficient instruments of transfer and conveyance, satisfactory in form and substance to Buyer and its counsel, as shall be effective to vest in Buyer title to each such Purchased Asset as contemplated by this Agreement.

               (a)    Buyer shall have the sole and exclusive right to use,
assert  and/or apply for patent, trademark, copyright  and  other statutory  or  common law protection for any or  all  Proprietary
Rights  in  any and all countries.  Each Selling Party agrees  to assist  (at  Buyer's expense), and to use commercially reasonable efforts to cause each of its current employees and contractors to assist,  Buyer in every way to apply for, prosecute  and  obtain, and  from  time  to time enforce, any and all patent,  trademark, copyright and other statutory or common law protection for any of
the  Proprietary Rights in any and all countries.   Each  Selling
Party  shall,  or  shall use commercially reasonable  efforts  to cause the appropriate employee or contractor to, execute any  and
all   assignments,  transfers,  applications  and  other   papers
covering any Proprietary Rights which may be considered necessary or  helpful  by Buyer in furtherance of the foregoing  and/or  to
accomplish  the  assignment,  transfer  and/or  license  of   any
Proprietary  Rights  to  persons designated  by  Buyer.   Without
limiting  the  generality  of  the  foregoing,  Buyer  shall   be
authorized   to   comply  with  the  registration   and   deposit
requirements of the United States Copyright Acts with respect  to each  separately  distributable element of a Purchased  Asset  at
Buyer's  expense.   Each Selling Party constitutes  and  appoints
Buyer   its   attorney-in-fact  to  execute   and   deliver   all
applications for registration in its behalf of such copyrights and to cause all assignments required or permitted under the terms of this Agreement to be recorded.

          5      Assignments of Certain Contracts.  (a)  Buyer and the
Selling Parties acknowledge that certain of the Contracts may not, by their terms, be assignable without obtaining third-party consents or approvals. A complete and correct list of all such

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unassignable  contracts and non-transferrable  rights  and  other assets are set forth as item 1.5 of the Disclosure Schedule (collectively, "Unassignable Contracts"). Each of the Selling
Parties acknowledges that the inability to assign any of the Unassignable Contracts shall not relieve the Selling Parties of the obligation to sell and deliver such of the Purchased Assets as shall be tangible and physically capable of being delivered or otherwise assignable. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Unassignable Contracts if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights of Buyer or a Selling Party thereunder. Until such consents are obtained, the Selling Parties will cooperate with Buyer, in any arrangement designed to provide for Buyer all rights and benefits under all Unassignable Contracts, including enforcement for the benefit of Buyer of any and all rights of such Selling Party against any third party thereto arising out of the breach or cancellation by such third party or otherwise, and such Selling Party shall, without further consideration therefor, pay, assign and remit to Buyer promptly all monies, and, to the extent permitted, all other rights or consideration received, or which may be received or obtained in respect of performance of any Unassignable Contracts. When any such consent shall be obtained or any Unassignable Contract shall otherwise become assignable, such Selling Party shall promptly assign same to Buyer and Buyer shall, without the payment of any further consideration therefor, be deemed hereby to have assumed such rights and also, to the extent constituting Assumed Liabilities (as hereinafter defined in Section 2.4) to have assumed such Selling Party's obligations under the Unassignable Contracts, but only if Buyer shall be entitled to the benefits associated therewith. Until such time,
no   Selling  Party  shall  enter  into  any  amendment  of   any
Unassignable Contract without the prior written consent of Buyer.

               (a) At the Closing and effective as of the Closing Date, all bids and requests for proposals related to the Business shall be
transferred to Buyer to the extent permitted by law.   Buyer  and
Seller  shall  work  together  and  use  commercially  reasonable

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efforts to preserve such bids and requests for proposals  and  to facilitate award thereon consistent with applicable laws and regulations.

               (b) Each Selling Party shall cooperate with Buyer in obtaining any necessary novation agreements of Government Contracts and any other Contracts requiring novation, and each Selling Party shall use commercially reasonable efforts to obtain such novations by the Closing Date.

          1.6 German Stock Acquisition Right. At any time prior to the Closing, Buyer and Seller may mutually agree to cause this Agreement to be modified to provide for the purchase by Buyer of all of the outstanding shares of capital stock of SDEV Germany in lieu of the assets thereof included in the Purchased Assets, on terms substantially equivalent, from a legal and business perspective, and with substantially equivalent benefits and risks to the parties, as contemplated by the purchase of assets contemplated by this Agreement.

                           ARTICLE 2

          2.     Purchase Price; Assumption of Liabilities; Adjustments.

          1      Purchase Price.  Subject to and upon the terms and
conditions of this Agreement, including, without limitation, the adjustments hereinafter referred to, Buyer shall pay to the Selling Parties, in full payment for the Purchased Assets and the Business and in reliance upon the representations and warranties made herein by the Selling Parties, a total purchase price (the "Purchase Price") of Eleven Million Dollars ($11,000,000).

          2         Payment of Purchase Price.  The Purchase Price shall be
payable as follows:

               (a) At the Closing, Buyer shall pay to the Selling Parties Ten Million Dollars ($10,000,000) less the Estimated Adjustment, if any, determined in accordance with the provisions of Section
2.6 hereto (the "Closing Payment"), by certified check, bank check or wire transfer in immediately available funds.

               (b) At the closing, Buyer shall pay to the Escrow Agent under the Escrow Agreement in the form of Exhibit 2.2(b) hereto
(the   "Escrow  Agreement"),  the  sum  of  One  Million  Dollars
($1,000,000) (the "Escrow Fund"), such amount to be held and dealt with as provided in Escrow Agreement. As more fully set forth in the Escrow Agreement, the escrow period shall expire on the date one year after the Closing Date, except with respect to claims on the Escrow Fund made prior to such date.

               (c) The balance of the Purchase Price, if any, shall be payable at the Post-Closing Settlement in accordance with Section
2.6 hereto.

          3      Allocation.  The Purchase Price for the Purchased Assets
shall be allocated between the Selling Parties and among the Purchased Assets as set forth on Schedule 2.3 hereto.

          4      Assumed Liabilities.  Except as may otherwise be provided
hereunder,  Buyer shall, at the Closing, execute and  deliver  to the  Selling  Parties an Undertaking in the form of  Exhibit  2.4 hereto,  pursuant to which Buyer shall assume and agree  to  pay, perform and otherwise discharge as the same shall become  due  in accordance  with  their  respective terms,  the  liabilities  and obligations of such Selling Party set forth below, in each  case, only  to  the  extent  that the same shall  be  documented  to  a commercially  reasonably  extent as to the  events  causing  such liability  and  also  shall  not have  been  paid,  performed  or
discharged   prior  to  the  Closing  (hereinafter   collectively
referred to as the "Assumed Liabilities"):

               (a) all trade payables and unfilled purchase orders for inventory incurred by and for the benefit of the Business by such Selling Party in the ordinary course of its business and consistent with its past practices during the period prior to the Closing Date, but only if the same are of the type which would be set forth on a balance sheet in accordance with generally accepted accounting principles consistently applied and which otherwise are incurred in accordance with this Agreement and which are not expressly Excluded Liabilities (as defined below), in each case only to the extent included on the Closing Balance
Sheet (as described in Section 2.6 hereto); and

               (b) all liabilities and obligations after the Closing Date in respect of the period after the Closing Date under the Contracts which are assigned to Buyer under this Agreement to the extent they are listed or described under item 2.4(b) of the Disclosure
Schedule (the "Assumed Contracts").

          5      Excluded Liabilities.  Except as expressly set forth in
Section   2.4   hereof,  Buyer  shall  not  assume   any   debts,
commitments, obligations or liabilities of the Selling Parties or any of them. Without limiting the generality of the foregoing, Buyer shall not assume any of the following (herein collectively referred to as the "Excluded Liabilities"):

               (a) any obligation or liability of a Selling Party to distribute to its stockholders or otherwise apply all or any part of the Purchase Price received hereunder;

               (b) any obligation or liability of a Selling Party based upon acts or omissions of a Selling Party occurring after the Closing
Date;

               (c)    Seller's obligations under any stock option, stock
purchase   or  profit-sharing  plans  or  under  any  outstanding
qualified or non-qualified stock options;

               (d) any brokerage or finder's fee payable by a Selling Party in connection with the transactions contemplated hereby;

               (e) any liabilities of Seller to any of its present or former stockholders as such arising out of any action by Seller in connection with the transactions contemplated hereby;

               (f) any and all obligations of the Selling Parties or any of them for indebtedness for borrowed money, including without limitation, Seller's line of credit with Silicon Valley  Bank  or
other   lender,  long-term  debt  to  Stephen  L.   Watson,   and
capitalized leases for equipment not expressly assumed  by  Buyer hereunder  (shown on the audited balance sheet of  Seller  as  at
March   31,   1995   as   $1,423,470,   $300,000   and   $27,011,
respectively), and any and all obligations of the Selling Parties under operating leases or for intercompany obligations;

               (g) any and all debts, liabilities and obligations of the Selling Parties or any of them incurred or accrued with respect
to   any   period,  or  circumstances,  or  state  of  facts   or
occurrences,  on  or  prior  to the  Closing  Date,  relating  to bonuses,  salaries,  wages,  incentive compensation,  compensated
absences,  workmen's  compensation,  FICA,  unemployment   taxes,
employee  benefits,  deferred  compensation,  wage  continuation, severance, termination, pension, section 401(k) plans, cafeteria, retirement,  profit-sharing or similar plans or arrangements  and any  and  all vacation, holiday or sick pay or leave incurred  or accrued  with respect to any employees of the Selling Parties  or any  of  them  whether or not such employees become employees  of
Buyer,  and  any and all liabilities or obligations  incurred  or accrued  under Benefit Plans (as such term is defined in  Section
4.12(a), including, without limitation, contractual and statutory
wage    continuation,    severance,   reemployment    assistance,
termination pay and other benefits as may be provided in the Employee Retention Plan included as part of the Transition Plan referred to in Section 4.4(e) thereof.

               (h) any and all domestic and foreign federal, state and local income, payroll, property, sales, use, franchise or value added tax liabilities, imposed on the Selling Parties or any of them or with respect to income or activities of the Selling Parties or any of them, including assessments and governmental charges or levies imposed in respect of such taxes; its being understood that Buyer shall be responsible for sales tax properly invoiced and included as part of Receivables transferred to Buyer and use tax imposed on it from and after the Closing Date.

               (i) any and all obligations and liabilities of the Selling Parties or any of them arising under this Agreement (including, without limitation, indemnification obligations and obligations to pay expenses arising out of this Agreement), or from its failure to perform any of its agreements contained herein or incurred by it in connection with the consummation of the transactions contemplated hereby, or for which any of the Selling
Parties is responsible under this Agreement, including, without limitation, fees of lawyers, accountants and other advisors;

               (j) any and all liabilities and obligations with respect to claims, suits, legal, administrative, arbitral or other actions, proceedings and judgments with respect to causes of action or disputes arising, and other non-contractual liabilities of the Selling Parties or any of them asserted or imposed, or arising out of, any events occurring, or circumstances or state of facts existing, on or prior to the Closing Date (including, without limitation, under the Mail or Telephone Order Merchandise Rule in respect of the acceptance or receipt of money or credit by Seller prior to the Closing for product not theretofore shipped), or any product liability or warranty claim with respect to products sold, licensed or distributed or services rendered by the Selling
Parties or any of them prior to the Closing Date;

               (k) any and all leases of real property or improvements thereon, including, without limitation, any and all premises occupied by any of the Selling Parties, all leases of tangible personal property not listed on Schedule 1.1(g) hereto, and the other leases specified in item 2.5(k) of the Disclosure Schedule;

               (l) any commitment, liability or obligation under any Contracts other than Assumed Contracts; and

               (m) all liabilities and obligations arising in respect of closing down and terminating the operations of Seller relating to the Business and the operations of SDEV Germany, including, without limitation, all rent and utility charges, taxes, vendor and supplier terminations, and statutory and contractual wage continuation, severance, reemployment assistance, termination and other benefits payable in respect of the continuation of the Business, including the operations of Seller and SDEV Germany, by

Buyer, the failure of Buyer to retain employees of Seller or SDEV Germany or the consummation of the transactions contemplated hereby (collectively, "Shut-Down Expenses"), subject to Section
2.8 hereof; and any and all liabilities and obligations under Work Force Laws (as defined in Section 7.11).

          6      Tangible Net Asset Requirement; Revenue Maintenance.

               (a)    For purposes hereof:

                    (i) The term "Tangible Net Assets" shall mean an amount equal to the difference between the total tangible Purchased Assets and the liabilities of the Business included as "accounts payable-trade" and "other accrued expenses" in respect of the Business, in all cases of the type which would be set forth on a balance sheet of the Business in accordance with generally accepted accounting principles consistently applied, after taking into account the Permitted Adjustments, but not including Excluded Assets or Excluded Liabilities.

                     (ii)  The term "Revenue Measurement  Period"
shall mean the thirty-day measurement period ending on the date prior to the Closing Date.

                     (iii)  The terms "Estimated Closing  Balance
Sheet" and "Estimated Statement of Revenue" (collectively, the "Estimated Statements"), and the "Closing Balance Sheet" and "Closing Statement of Revenue" (collectively, the "Closing Statements") are defined in this Section 2.6.

                     (iv)  The term "Permitted Adjustments" shall
mean with respect to the Estimated Statements and Closing Statements, and for purposes of calculating Estimated Tangible Net Assets and Tangible Net Assets, the following: (i) the amount of all indebtedness for borrowed money and the liabilities not included as Assumed Liabilities shall not be included, (ii) the amount of any and all Receivables outstanding which were included (to the extent not reserved against or written-off) in an Estimated Statement or Closing Statement but which in the good faith judgment of the Selected Accountants are considered to be uncollectible and are actually written off, or are in excess of the stated allowance for doubtful accounts of the Selling Parties therefor as of the Closing Date, shall not be included, unless such excluded Receivables are collected by Buyer within thirty
(30) days after the Closing, (iii) the amount of all tax credits, refunds and other benefits included on the Estimated or Closing Statements but not available to Buyer after the Closing by virtue of the change in control, consolidated return regulations, by contract or otherwise, shall not be included, (iv) the carrying value of all assets not transferred to Buyer following the Closing, including Excluded Assets, shall not be included, (v) one-half of the costs associated with the preparation of the Estimated and Closing Statements shall be reflected on the Estimated and Closing Balance Sheets as an expense and shall be deducted from Tangible Net Assets, except to the extent paid by Seller to Buyer in cash, and (vi) the amount of all returns prior to the delivery of the Closing Statements in excess of the stated return rate of the Selling Parties shall not be included as a Receivable, but may be included as Inventory if of merchantable quality for sale in the ordinary course of business.

               (b) Within five (5) days prior to the Closing Date, Buyer and Seller shall in good faith jointly prepare an estimate of the Closing Balance Sheet (the "Estimated Closing Balance Sheet") and
Statement of Revenue (the "Estimated Statement of Revenue"), utilizing the books and record of the Selling Parties and the taking of a physical inventory, in accordance with generally accepted accounting principles and as herein provided for the respective Closing Statement, as adjusted to take into account good faith estimates of the Permitted Adjustments.

                If the Tangible Net Assets of the Business being purchase as set forth on the Estimated Closing Balance Sheet reflects (i) Tangible Net Assets of the Business being purchased less than $1,500,000 as of the Closing Date, the Closing Payment shall be reduced, dollar for dollar, by an amount equal to such shortfall, or (ii) Tangible Net Assets of the Business being purchased more than $1,500,000 as of the Closing Date, the Closing Payment shall be increased, dollar for dollar, by an amount equal to such excess. If during the Revenue Measurement Period the revenue from operations of the Business being purchased hereunder, as shown on the Estimated Statement of Revenue, shall be more than twelve percent (12%) less than the revenue for such period reflected on the Transition Plan contemplated by Section 4.4(e) hereof, calculated pursuant to this Section 2.6, the Closing Payment shall be reduced by the amount determined in accordance with Section 2.6(h) below. The net amount of any and all such adjustments pursuant to this paragraph is herein referred to as the "Estimated Adjustment."

               (c)    As promptly as practicable after the Closing Date but in
no  event later than forty-five (45) days thereafter, Buyer shall oversee  and  cause to be prepared by such of either Seller's  or
Buyer's  auditors  as shall be selected by Buyer  (the  "Selected
Accountants")  and  delivered  to Buyer  and  Seller  an  audited balance  sheet  of  the Business being purchased  hereunder,  the
Purchased  Assets  and Assumed Liabilities as  at  the  close  of business  on the day immediately preceding the Closing Date,  and an unaudited statement of revenue from operations of the Business being  purchased  hereunder for the Revenue  Measurement  Period, together  with the report of the Selected Accountants,  addressed to  Buyer  and  Seller,  stating that its  examinations  of  such closing date balance sheet and statement of revenue were made  in accordance with U.S. generally accepted accounting principles and applied  on a basis consistent with such U.S. generally  accepted accounting principles and the financial statements of  Seller  as at  and for the period ended March 31, 1995, previously furnished to  Buyer.  Such balance sheet, as so audited, and as adjusted to take  into  account  the Permitted Adjustments,  is  referred  to herein  as  the  "Closing Balance Sheet" and  such  statement  of revenue,  as  so adjusted, is referred to herein as the  "Closing
Statement  of  Revenue".   The  cost  of  such  audit   and   the
preparation of the Estimated and Closing Statements by the Selected Accountants shall be shared equally by Buyer and Seller;
and Seller's share thereof shall be an Excluded Liability, and paid to Buyer on receipt of an invoice therefor.

               (d) The scope of the audit and the procedures to be followed shall be agreed upon by the Selected Accountants, Seller and
Buyer prior to the commencement of field work.  The scope of  the engagement  and  procedures to be followed with  respect  to  the
Closing Statement of Revenue shall be determined by Buyer and the
Selected  Accountants.   Buyer  and  its  accountants  shall   be
provided  with  all information used to value or  record  balance sheet  or  revenue  items  and  have  the  right  to  witness  or participate in the taking and pricing of the physical  inventory.
In  addition, Buyer and its accountants shall have full access to review  the  work papers of Seller's accountants, and shall  have access  to the books and records of the Selling Parties as  shall be  necessary  in connection with such audit simultaneously  with
the   delivery  of  such  books  and  records  to  the   Selected
Accountants.

               (e) The calculation of Tangible Net Assets set forth in the Closing Balance Sheet and revenue on the Closing Statement of
Revenue  shall  be deemed to be conclusive and binding  upon  the parties,  unless at or prior to the fifth business day  following the  completion of the Closing Balance Sheet or Closing Statement of  Revenue and its delivery to Buyer and Seller, Seller or Buyer shall  give  written notice to the other that it objects  to  the valuation, inclusion or omission of any item.  Such notice  shall specify  Seller's  or Buyer's objections to  the  computation  of
Tangible  Net  Assets or revenue, citing the items or  principles
disputed.   In  the  event that Seller and Buyer  are  unable  to
mutually agree upon the valuation or amount of any disputed  item set  forth  in  such  notice within twenty (20)  days  after  the receipt  thereof  by the non-objecting party, the  parties  shall
submit  the  unresolved  items  to  arbitration  by  a  firm   of
independent  public accountants to be selected jointly  by  Buyer and  Seller.  Such accounting firm shall be requested to consider the respective positions of the parties and render an opinion  as
to   the  valuation  or  amount  of  the  disputed  items.    The
determination of such jointly selected accounting firm  shall  be conclusive and binding upon the parties hereto. The cost of  such
accounting  firm  shall be paid by the non-prevailing  party.   A
party shall be deemed to have prevailed with regard to disputed matters if its last offer or demand immediately prior to submission to such accounting firm is closer to the final resolution of the disputed matters than the other party's offer or demand.

               (f) If the Tangible Net Assets of the Business being purchased shown on the Closing Balance Sheet as finally determined in accordance  with the above shall be more or less than  $1,500,000
(the  shortfall  or  excess  being  referred  to  as  the  "Final
Adjustment"), Buyer or Seller shall pay to each other, at the Post- Closing Settlement, an amount necessary to reconcile the Estimated Adjustment and the Final Adjustment. For example, if such Tangible Net Assets shall be less than $1,500,000, Buyer and Seller, as the case may be, shall make the following payments:

                    (i) Buyer shall pay to, or on behalf of, the Selling Parties, as allocated between them as determined by Seller, an amount equal to the amount by which the Estimated
Adjustment exceeds the Final Adjustment, if any; or

                     (ii)  Seller  shall pay to Buyer  an  amount
equal to the amount by which the Final Adjustment exceeds the Estimated Adjustment, if any, and for such purposes, Seller shall be entitled to cause to be delivered to Buyer under the Escrow Agreement an aggregate amount (together with any adjustment pursuant to Section 2.6(g) below) up to $500,000, and any unpaid balance remaining after depletion of the Escrow Fund to (but not in excess of) $500,000 shall be payable to Buyer in cash by Seller.

               (g) Without limiting the foregoing, if during the Revenue Measurement Period, the revenue from operations of the Business
being   purchased  hereunder  (after  taking  into  account   the
Permitted  Adjustments),  as shown on the  Closing  Statement  of
Revenue as finally determined in accordance with the above, shall be  more than twelve percent (12%) less than the revenue for such period  reflected on the Transition Plan contemplated by  Section
4.4(e) hereof (calculated as the weighted average between the two months  within  which such Revenue Measurement Period  arises  if such  period  does  not end at a month-end), the  Purchase  Price shall  be  reduced  by and the Selling Parties shall  pay  and/or cause  the Escrow Agent to pay from the Escrow Fund to  Buyer  at
the   Post-Closing   Settlement,  the  amount  specified   below;
provided, that the aggregate amount payable from the Escrow Fund for all adjustments pursuant to this Section 2.6 shall not exceed
$500,000:

              Negative Variation           Total
              to Transition Plan         Reduction
                   0 to 12%                  0

             more than 12 and up        $1,000,000
                    to 17%

             more than 17 and up        $2,000,000
                    to 27%

             more than 27 and up        $4,000,000
                    to 32%

             more than 32 and up        $6,000,000
                    to 42%

                more than 42%           $8,000,000

                For purposes of determining the variance from the Transition Plan of such revenue for the calculation of such revenue adjustment only (and without affecting the adjustment based on Tangible Net Assets in any way), the following adjustments shall be made:

                      (i)    Potential  revenue  associated  with
unfilled advertising contracts (i.e., catalog insertion orders) that are validly signed by advertisers on the Closing Date, and subsequently within thirty (30) days after the Closing Date are placed in the regularly scheduled TPS catalog and the currently scheduled Applications Development Digest and are paid for by such advertisers within sixty (60) days after the actual catalog drop date of the TPS catalog which includes such advertisement, shall be deemed to be considered as revenue for purposes of determining any adjustment to the Closing Payment or Purchase Price based on revenue (but not Tangible Net Assets), notwithstanding that under generally accepted accounting principles such revenue would not then be recognized; and

                     (ii)  Eighty percent (80%) of the  value  of
backlog associated with announced but unreleased Powerbuilder 5.0 at Closing will be considered revenue associated with the Revenue Measurement Period for purposes of determining the revenue-based adjustment, provided such backlog consists of valid customer purchase orders and on weighted average is priced at ten percent (10%) gross margin; provided, further, that the revenue adjustment pursuant to this clause (ii) shall in no event exceed five percent (5%) of the total revenue for the Revenue Measurement Period. All cancellations and returns associated with such backlog that occur during the forty-five (45) days immediately following Closing will be eliminated from the gross and any backlog that remains unfilled through no fault of Buyer at the end of said forty-five (45) day period shall likewise be subtracted from the gross amount.

               (h) Any payments or offsets required to be made following the Closing, if any, shall be paid and made at the post-closing settlement (the "Post-Closing Settlement"), which shall take place at the offices of Buyer's counsel at 11:00 a.m. local time on the tenth (10th) business day following the date that the Closing Balance Sheet and Closing Statement of Revenue become final and binding upon the parties, or at such other time and place as Buyer and Seller shall agree in writing.

          7      Collection of Accounts Receivable.  (a) Each of the
Selling Parties agrees that Buyer shall have the right and authority from and after the Closing to collect for its own account all Receivables and other items which shall be included within the Purchased Assets and to endorse with the name of any of the Selling Parties any checks received on account of any such
Receivables   or  other  items;  and,  in  furtherance   thereof,
effective at the Closing, each of the Selling Parties shall transfer to Buyer any and all lock boxes into which such Receivables are sent, and hereby constitutes and appoints Buyer its attorney-in-fact to so endorse and/or deposit such checks. Each payment collected by Buyer after the Closing Date from any person or entity who is an account debtor of any Receivable constituting a Purchased Asset shall be applied against the oldest outstanding Receivable of such account debtor in the case of payments on account, unless payment shall be specified otherwise, in which event payment shall be applied to the accounts receivable specified by the account debtor as being paid thereby.

               (a) From and after the Closing Date, Buyer or its agents shall be entitled to contact accounts of the Selling Parties conveyed to Buyer hereunder to disclose the sale of such accounts and the Business and to direct payment to Buyer as it shall determine. Each of the Selling Parties shall hold in trust for and immediately deliver to Buyer any and all cash, checks, drafts, notes, money orders and other evidences of payment of any Receivable received by such Selling Party, and also amounts paid to a Selling Party in respect of sales of goods or services invoiced by Buyer, in the original form received. When remitting sums to Buyer as aforesaid, the Selling Parties shall, to the extent practicable, specifically identify the Receivable with respect to which such payment relates.

          8      Reimbursement of Certain Shut-Down Expenses.  The Selling
Parties have established and furnished to Buyer a Shut-Down  Plan for  SDEV Germany, reflecting an itemization of any and all Shut-
Down  Expenses  relating  to  SDEV  Germany,  including,  without
limitation,    wage    continuation,   severance,    reemployment
assistance,  termination  pay and the benefits  payable  to  each employee  pursuant  to any applicable contract,  guild  or  trade agreement,  or  sections 419 and 613(a) of the BGB (German  Civil
Code), and a timetable therefor, in form and substance reasonably satisfactory to Buyer (the "German Shut-Down Plan").  A  copy  of the  German  Shut-Down  Plan  is included  as  item  2.8  to  the
Disclosure  Schedule.  Actions with employees  under  the  German
Shut-Down  Plan  shall be coordinated between Buyer  and  Seller.
Upon   presentation   to   Buyer  of   documentation   reasonably
satisfactory to Buyer evidencing such payment, Buyer shall reimburse SDEV Germany (within thirty days) for one-half of the portion of the Shut-Down Expenses paid by SDEV Germany to its employees in respect of such statutory severance pursuant to the German Civil Code and in accordance with the German Shut-Down
Plan, at the rate of $.50 for each $1.00 of such severance paid, up to an aggregate amount payable by Buyer in respect of such severance of $85,000; provided that such maximum reimbursable amount shall be reduced, on a dollar for dollar basis, by the amount of the severance set forth on the German Shut-Down Plan in respect of each employee of SDEV Germany who accepts employment with Buyer or any subsidiary thereof.


                           ARTICLE 3

          3.     Closing; Deliveries; Conditions Precedent.

          1      Closing.

               (a) The Closing under this Agreement (the "Closing") shall take place at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, at 10:00 a.m., local time, on June 28, 1996 or such other date, place or time as the parties hereto shall mutually agree upon (the "Closing Date").

               (b) All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

          2      Deliveries of Selling Parties.  At the Closing each of the
Selling Parties shall deliver to Buyer:

               (a) a Bill of Sale and Assignment (the "Bill of Sale") in the form of Exhibit 3.2(a) hereto;

               (b) an Assignment of Copyrights in the form of Exhibit 3.2(b)- 1 hereto, an Assignment of Patents in the form of Exhibit 3.2(b)-
2, and an Assignment of Trademarks in the form of Exhibit 3.2(b)-
3, in each case in recordable form;

               (c)   possession and control over, (i) all Programs in machine
readable  object  code  and source code for computers,  including receipt  by  Buyer of a "gold" disk complete back-up of  Seller's
MIS   system,  Internet  Web  Site  documentation,  programs  and materials, (ii) such Programs' Documentation in machine  readable form  or  in paper or in other electronic medium (including,  but not  limited  to,  user  Documentation, technical  Documentation, production  materials and marketing materials) in the  possession of such Selling Party, (iii) all advertising, artwork and related creative  materials, catalog insertions completed and in progress and  page  layouts  in  existence on the Closing  Date  used  for current  advertising  and packaging in  camera  ready  and  other existing form (it being understood that all deliverables conveyed
by   electronic   transmission  shall  be  made  using   mutually
acceptable  protocols), and (iv) all Files  and  Records;  and  a
verification   report   of  Smith  Gardener   Associates,   Inc.,
reasonably acceptable to Buyer and addressed to Buyer and Seller, to the effect that the MACs to be transferred to Buyer shall be complete and machine readable;

               (d) original copies (including an assignment thereof to Buyer and, if necessary, the other party's written consent thereto) of all Assumed Contracts;

               (e) a certificate of good standing of Seller, issued as of a recent date by the Secretary of State of the State of Delaware and comparable evidence with respect to SDEV Germany;

               (f) a certificate of the Secretary or an Assistant Secretary of each Selling Party, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) the resolutions of the Board of Directors of such Selling Party authorizing the execution, delivery and performance of this

Agreement and each exhibit hereto to which it is a signatory and the consummation of the transactions contemplated herein and therein and the consents of the stockholders (and classes or series of stockholders) of each Selling Party adopting this Agreement in accordance with applicable law; and (ii) the incumbency and signatures of the officers of each Selling Party executing this Agreement and any Seller Documents (as hereinafter defined);

               (g)    a copy (in paper and electronic form) of its Mailing List;

               (h) possession of, and control over, all Inventory, together with a listing of where all such Inventory is located;

               (i) the written consents and approvals required by Section 3.6(e) of this Agreement;

               (j)    the certificate required by Section 3.6(f) hereto;

               (k) a certificate executed by the Chief Financial Officer of Seller affirming that the Estimated Closing Balance Sheet fairly reflects the Tangible Net Assets of the Business purchased as of the Closing Date and the Estimated Statement of Revenue fairly reflects Seller's revenue for the Revenue Measurement
Period, in accordance with Section 2.6; and

               (l) all other documents, materials, items and property required by the terms of this Agreement to be delivered to Buyer under or to effect the provisions of this Agreement.

          3      Deliveries of Buyer.  At the Closing, Buyer will deliver
to Seller:

               (a) cash, certified check(s) and/or wire transfer(s) in the amount required by Sections 2.2(a) and (b) hereof;

               (b)    the Undertaking;

               (c) a certificate of good standing of Buyer, issued as of a recent date by the Secretary of State of the State of Delaware;

               (d)    a certificate of the Secretary or an Assistant Secretary
of   Buyer,  dated  the  Closing  Date,  in  form  and  substance reasonably satisfactory to Seller, as to (i) the resolutions of the Board of Directors of Buyer authorizing the execution delivery and performance of this Agreement and each exhibit hereto to which it is a party and the consummation of the transactions contemplated herein and therein; and (ii) the incumbency and signatures of the officers of Buyer executing this Agreement and each exhibit hereto to which it is a party; and

               (e)    the certificate required by Section 3.7(d) hereof; and

               (f) all other documents required by the terms of this Agreement to be delivered to Seller at the Closing under or to effect the provisions of this Agreement.

          4      Further Assurances.  At any time and from time to time
after the Closing, at Buyer's request, and without further consideration therefor, each of the Selling Parties will execute and deliver such other instruments of sale, transfer, conveyance,
assignment   and  confirmation  as  Buyer  may  reasonably   deem
necessary or desirable in order more effectively to transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Purchased Assets, to put Buyer in actual possession and operating control thereof, and to assist Buyer in exercising all rights with respect thereto. Buyer and each of the Selling Parties hereby agree to cooperate to effectively transfer the Business worldwide to Buyer.

          5      Certain Agreements to be Executed and Delivered and
Certain  Actions  to be Taken at or prior to  the  Closing.   The
following agreements shall be executed and delivered by each party thereto and delivered to the other at the Closing or at such earlier time or shall be specified below:

               (a) Seller's and SDEV Germany's lenders shall have consented to this Agreement and released their liens on the Purchased Assets, and there shall have been delivered to Buyer
executed   counterparts  reasonably  satisfactory  in  form   and
substance to Buyer and its counsel; and

               (b) Licensors of Seller's MIS system, including without limitation MACs, shall have consented to the transfer thereof to Buyer in accordance with this Agreement and the re-transfer by Buyer as it shall determine; and

               (c) Seller's and SDEV Germany's landlord and warehousemen shall have released their liens on the Purchased Assets, and there shall have been delivered to Buyer executed counterparts reasonably satisfactory in form and substance to Buyer and its counsel.

          6      Conditions Precedent of Buyer.  The obligations of Buyer
under this Agreement to proceed with the purchase and other transactions contemplated hereby, are, at the option of Buyer in its sole discretion, subject to the fulfillment of all of the following conditions at or prior to the Closing, and each of the Selling Parties shall use commercially reasonable efforts to cause each such condition to be fulfilled:

               (a) No Litigation. No action, suit, proceeding or investigation shall have been instituted against Buyer or any of the Selling Parties and be continuing before or by any court, tribunal or governmental body or agency or have been threatened,
and   be  unresolved,  to  restrain  or  prevent,  or  to  obtain substantial damages by reason of, any of the transactions contemplated hereby;

               (b) Representations. The representations and warranties of each of the Selling Parties contained in this Agreement, and any Schedules hereto and any certificate or documents delivered in accordance with this Agreement shall be true and correct in all material respects at the time of the Closing with the same force and effect as though such representations and warranties were made at that time except for changes expressly permitted by this Agreement;

               (c) Performance of Covenants. Each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by the Selling Parties or any of them at or prior to the Closing shall have been duly and properly complied with and performed;

               (d) No Material Adverse Change. Since the date of this Agreement, there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or results of the Business or in the value of the Purchased Assets or in the utilizability thereof by Buyer, and Seller shall not have suffered a substantial fire or other casualty loss or damage; and without limiting the foregoing, if any of the following shall occur, then a material adverse change shall be deemed to have occurred, entitling Buyer to withdraw from this Agreement and to immediate receipt of the Break-up Fee contemplated by Section 7.7 hereof: (i) the Estimated Closing Balance Sheet shall reflect
Tangible  Net  Assets  of less than $900,000,  or  the  Estimated
Statement  of Revenue shall reflect revenues during  the  Revenue
Measurement Period of twenty-five percent (25%) or more less than the revenue for such period reflected in the Transition Plan, or
(ii) the weighted average product gross margin achieved during the Revenue Measurement Period is less than 13%, or (iii) the dollar backlog for insertion orders for the next scheduled TPS catalog is less than 75% of the same backlog for the identical calendar period of the then most recent TPS catalog (such insertion order backlog to be priced at a weighted average per page rate no less than 85% of that of the then most recent TPS catalog); provided, however, that if Buyer shall take over the supervision of and management and control of the Business as contemplated by Section 6.10(c) below and the Transition Plan, then and only in such event, the condition under this Section shall be limited to a substantial fire or other casualty loss or damage and any of the occurrences set forth in clauses (i), (ii) or (iii) of this Section;

               (e) Consents. All consents necessary to the assignment to Buyer of the Contracts specified on Schedule 3.6(e), and all approvals  or  actions necessary to the assignment  to  Buyer  of those  governmental licenses as specified on such Schedule, shall have  been obtained by the Selling Parties, and there shall  have
been   delivered   to  Buyer  executed  counterparts   reasonably
satisfactory in form and substance to Buyer and its counsel, of all such consents, approvals and actions;

               (f) Certificate. There shall have been delivered to Buyer a certificate executed by the President of each Selling Party, dated the date of the Closing, certifying that the conditions set forth in subsections (a), (b), (c), (d) and (e) of this Section
3.6 have been fulfilled;

               (g) Certain Agreements. Each other document, instrument and agreement contemplated hereby shall have been executed and delivered by each party thereto other than Buyer;

               (h) Stockholder Approval. This Agreement and each exhibit hereto to which a Selling Party is a party and the transactions
contemplated  hereby  and  thereby,  including  the   change   of
corporate name of each Selling Party, shall have been duly approved by written consent or affirmative vote of the requisite holders of shares of capital stock of each Selling Party entitled to vote thereon and by the written consent or affirmative vote of the requisite holders of the shares of each class and series of capital stock of each Selling Party entitled to vote thereon, as required, in the case of Seller, by the General Corporation Law of the State of Delaware, the Certificate of Incorporation of Seller and all applicable federal and state securities laws, and, in the case of SDEV Germany, by applicable federal and local
German laws;

               (i) Letter of Coopers & Lybrand. Buyer shall have received a comfort letter addressed to Buyer from Coopers & Lybrand LLP, independent certified public accountants, dated the Closing Date, in form and substance reasonably satisfactory to Buyer;

               (j) Escrow Agreement. Each of the Selling Parties shall have executed and delivered to Buyer the Escrow Agreement substantially in the form of Exhibit 2.2(b) hereto;

               (k) Fairness Opinion At the reasonable request of Buyer, Buyer shall have received an opinion of a firm reasonably acceptable to Buyer, attesting to the fairness of the financial terms of the transaction contemplated by this Agreement;

               (l) Opinion of Counsel. Buyer shall have received the written opinion of Seller's counsel covering the matters set forth on
Exhibit 3.6(l) hereto in form and substance reasonably acceptable to Buyer and its legal counsel; and Buyer shall have received an opinion from German counsel to the Selling Parties, dated the Closing date, in form and substance satisfactory to Buyer;

               (m) Financial Statements. Seller shall have delivered to Buyer copies of the (i) audited consolidated balance sheet of
Seller  as  at March 31, 1996 and audited consolidated statements of  operations, stockholders' equity and cash flows, certified by
Coopers  & Lybrand LLP, independent certified public accountants,
whose   opinion   shall  be  unqualified   and   (ii)   unaudited
consolidated  and consolidating balance sheets  of  each  Selling
Party as at April 30, 1996, and unaudited consolidated and consolidating statements of operations, stockholders' equity and cash flow of each Selling Party for the period then ended, prepared by Seller, and in each case certified by Seller's
President as being true, correct and complete in all material respects and prepared from the books and records of Seller and its subsidiaries as contemplated in Section 6.8 (collectively, the "Recent Financial Statements"); and

               (n) Proceedings. All legal matters and proceedings taken in connection with the sale of the Purchased Assets by the Selling Parties to Buyer as herein contemplated and the other transactions contemplated by this Agreement shall be reasonably satisfactory to Buyer's legal counsel.

          7         Conditions Precedent of Selling Parties.  The
obligations of the Selling Parties under this Agreement to proceed with the sale contemplated hereby and to proceed with the other transactions contemplated hereby, are, at the option of Seller, subject to the fulfillment of all of the following conditions at or prior to the Closing, and Buyer shall use commercially reasonable efforts to cause each such condition to be fulfilled:

               (a) No Litigation. No action, suit, proceeding or investigation shall have been instituted against any Selling

Party and be continuing before or by any court, tribunal or governmental body or agency or have been threatened, and be unresolved, to restrain or prevent, or to obtain substantial damages by reason of, any of the transactions contemplated hereby;

               (b)       Representations.  The representations and warranties of
Buyer  contained  in  this  Agreement  or  any  certificates   or
documents  delivered in accordance with this Agreement  shall  be true  and  correct in all material respects at the  time  of  the
Closing   with  the  same  force  and  effect  as   though   such
representations and warranties were made at that time except for changes expressly permitted by this Agreement;

               (c) Performance of Covenants. Each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by Buyer at or prior to the Closing, shall have been duly and properly complied with and performed;

               (d)       Certificate.  There shall have been delivered to Seller
a  certificate executed by an officer of Buyer, dated the date of
the  Closing,  certifying  that  the  conditions  set  forth   in
subsections (a), (b) and (c) of this Section 3.7 have been fulfilled;

               (e) Escrow Agreement Buyer shall have executed and delivered to Seller the Escrow Agreement substantially in the form attached hereto as Exhibit 2.2(b).

               (f) Opinion of Counsel. Seller shall have received the written opinion of Buyer's counsel covering the matters set forth on Exhibit 3.7(f) hereto in form and substance reasonably acceptable to Seller and its legal counsel; and

               (g) Proceedings. All legal matters and proceedings taken in connection with the sale of the Purchased Assets by the Selling
Parties to Buyer and the assumption of the Assumed Liabilities by
Buyer   as   herein  contemplated  and  the  other   transactions
contemplated by this Agreement shall be reasonably satisfactory to Seller's counsel.

                           ARTICLE 4

          4. Representations and Warranties of Selling Parties. Each of the Selling Parties hereby jointly and severally represents and warrants to Buyer as follows (except as otherwise disclosed in the Disclosure Schedule delivered concurrently herewith by Seller to Buyer):

          1      Organization, Standing and Qualification.

               (a) Each of the Selling Parties is a corporation duly organized, validly existing and in good standing under the laws of  its  jurisdiction of incorporation, as set forth in  Schedule
4.1  of the Disclosure Schedule; and has all requisite power  and
authority  and  is  entitled  to  own,  lease  and  operate   its
properties and to carry on its business as and in the places such properties are now owned, leased or operated and where such business is presently conducted. Each of the Selling Parties is qualified to do business and is in good standing in each state or jurisdiction listed in Schedule 4.1 of the Disclosure Schedule, which states constitute all states in which the failure to be so qualified could have a material adverse effect on the condition
(financial   or   otherwise),   business,   properties,   assets,
liabilities, prospects or results of the operations of a  Selling
Party.

               (b) No part or aspect of the Business has been conducted through any direct or indirect subsidiary or any direct or indirect affiliate of Seller, other than SDEV Germany, or of  any stockholder of any thereof.  All of the outstanding capital stock of  SDEV Germany is validly issued, fully paid and nonassessable.
Except  as set forth in this Agreement in Schedule 4.1(b),  there are no agreements, arrangements, options, warrants, calls, rights or  commitments  of any character (i) relating to  the  issuance, sale,  purchase  or redemption of any capital stock,  partnership interest  or  other  equity interest of  SDEV  Germany,  or  (ii)
requiring it to purchase any capital stock, partnership  interest or  other equity interest held by others.  None of the issued and outstanding  shares of capital stock or partnership interests  or other  equity  interests  of  SDEV Germany  has  been  issued  in violation  of,  or is subject to, any preemptive or  subscription
rights.   Except as set forth in this Agreement and  in  Schedule
4.1(b), there are no voting trust agreements or any other similar
contracts,  agreements,  arrangements,  commitments,   plans   or
understandings  restricting  or  otherwise  relating  to  voting, dividend,  ownership or transfer rights of any shares of  capital stock or partnership interests or other equity interests of  SDEV
Germany.   Seller  has good and valid title  to,  and  beneficial
ownership  of,  all  of  the outstanding capital  stock  of  SDEV
Germany, free from any and all Liens.

          2      Authority.  Each Selling Party has all requisite power and authority to enter into this Agreement, the Bill of Sale and each other  agreement,  document  and instrument  to  be  executed  or delivered  by  it in accordance with this Agreement (the  "Seller
Documents") and to carry out the transactions contemplated hereby
and  thereby.   The execution, delivery and performance  of  this
Agreement and the Seller Documents by each Selling Party have been duly authorized and approved by its board of directors and, except for the adoption of this Agreement by the stockholders of Seller, no other corporate proceedings on the part of any Selling
Party  are  necessary  to authorize this  Agreement,  the  Seller
Documents  and the transactions contemplated hereby and  thereby.
This Agreement has been duly authorized, executed and delivered by each Selling Party and is the legal, valid and binding obligation of each Selling Party enforceable in accordance with its terms, and each of the Seller Documents has been duly authorized by each Selling Party and upon execution and delivery by such Selling Party will be a legal, valid and binding obligation of such Selling Party enforceable in accordance with its terms.

          3      No Violation.  The execution, delivery and performance of
the  Seller  Documents and the consummation of  the  transactions contemplated hereby and thereby, including without limitation the sale of the Purchased Assets to Buyer, will not (a) conflict with or  violate any provision of the Certificate of Incorporation  or
By-Laws  of any Selling Party, (b) with or without the giving  of notice or the passage of time, or both, result in a breach of, or violate,  or be in conflict with, or constitute a default  under, or  permit  the  termination of, or cause or permit  acceleration
under,   any   mortgage,  indenture,  loan  agreement,   security
document,   deed  of  trust,  capitalized  lease,  sales   order,
governmental contract or distribution agreement, or any material other agreement or instrument of any kind or character to which any Selling Party is a party or by which it, or any of its properties or assets are bound, or result in the loss or adverse modification of any license, franchise, or other authorization granted to or otherwise held by any Selling Party, (c) require the consent of any party to any Contract, (d) result in the creation or imposition of any Lien upon any of the Purchased
Assets, or (e) violate, with or without the giving of notice or the passage of time, any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to which any Selling Party is subject or by which it or its properties or assets may be bound or affected.

          4      Financial Statements; Sales Information.

               (a) Seller has delivered to Buyer copies of the financial statements of Seller listed on Schedule 4.4(a) of the Disclosure
Schedule, including without limitation, the consolidated  balance sheet of Seller as of March 31, 1996 (the "Balance Sheet" and the
date  thereof is the "Balance Sheet Date").  All of the financial statements are complete and correct, have been prepared from  the books  and  records of Seller and its subsidiaries in  accordance
with   generally  accepted  accounting  principles   consistently
applied  and  maintained  throughout the  periods  indicated  and fairly present the consolidated financial condition of Seller  as at  their  respective dates and the consolidated results  of  its
operations  for  the  periods covered  thereby.   Such  financial
statements  do  not contain any items of special or  nonrecurring income  or any other income not earned in the ordinary course  of business  except as expressly specified therein, and include  all adjustments,  which  consist only of normal  recurring  accruals,
necessary  for  such  fair  presentation.   All  of  the   Recent
Financial Statements, upon delivery to Buyer, shall be complete and correct, shall have been prepared from the books and records of Seller and its subsidiaries and shall fairly present the consolidated financial condition of Seller as at the dates hereof and the consolidated results of its operations for the period covered thereby. Such statement of profits and losses will not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such Recent Financial Statements shall include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

               (b) At least ten days prior to the Closing Date and again at the Closing, Seller shall deliver to Buyer an estimated
Closing Balance Sheet and estimated Statement of Revenue of the Business being purchased hereunder, setting forth Seller's good faith estimate of the Closing Balance Sheet and Closing Statement of Revenue as of the scheduled Closing Date, prepared pursuant to
Section 2.6 hereof and reflecting Seller's good faith estimates thereof.

               (c) Attached to the Disclosure Schedule as item 4.4(c) are copies of certain historical sales figures for each of the Selling Parties for the Business for the periods indicated thereon, and copies of weekly management reports of the Selling
Parties for the month preceding the date thereof. All of such historical figures are true, correct and complete and are fairly presented in all material respects.

               (d) Except as and to the extent reflected or reserved against on the Balance Sheet (including the notes thereto), or set forth on Schedule 4.4(d) of the Disclosure Schedule, as of the Balance Sheet Date, neither of the Selling Parties had any debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Balance Sheet
Date, whether or not then known, due or payable (other than contract obligations disclosed pursuant to this Agreement or not required to be disclosed pursuant to this Agreement, which in each case conform to the representations and warranties with respect thereto in this Agreement).

               (e)       Seller has established and furnished to Buyer a
Transition  Plan prepared by Seller and accepted  by  Buyer  (the
"Transition Plan"), a copy of which is attached as item 4.4(e) to the Disclosure Schedule relating to the operations of the Selling
Parties  prior  to  the Closing, including,  without  limitation,
revenue   targets   and  scheduled  catalog   drops.    As   more
particularly described therein, the Transition Plan provides  for revenue  of at least $12,300,000 for the quarter ending June  30,
1996,  allocated by month as follows:  $3,600,000 for April 1996;
$4,200,000  for  May  1996; and $4,500,000 for  June  1996.   The
Transition Plan sets forth the current plans and forecasts of the
Selling Parties, and the revenue targets therein were prepared in good faith on the basis of information and assumptions (including without limitation, assumptions as to a normal and historical mix of  revenues) which the Selling Parties believe to be reasonable.
Without  limiting  the  foregoing, the Selling  Parties  have  no reason  to believe that they will be unable to meet such  revenue targets  or  make such catalog drops.  The Transition  Plan  also
includes  the  Employee  Retention  Plan,  which  shall  be   the
responsibility of the Selling Parties.

          5      Title to and Condition of Purchased Assets; Leases.

               (a) None of the Selling Parties owns any real property. Each Selling Party has good and marketable title to all of the Purchased Assets which it owns or uses in the Business or purports to own, including, without limitation, all items which are located on its premises or held in storage by or for it which would constitute Inventory or Equipment if such Selling Party had any right, title or interest therein, and to all leasehold and franchise interests and all interests in all of the Contracts.
None of the Purchased Assets are subject to any Lien of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

               (b)    All of the tangible Purchased Assets (other than
Inventory) are in good operating condition and repair, reasonable wear  and  tear excepted, are suitable for the purposes used  and are adequate and sufficient for all of the current operations  of
such  Selling  Party  relating to the  Business.   Each  item  of
Inventory  now owned or hereafter acquired (and not  subsequently
disposed   of  in  the  ordinary  course  of  business)   is   of
merchantable quality for sale in the ordinary course of business, and passes for what it purports to be in accordance with normal trade standards. No Selling Party is aware of any fact which could materially and adversely affect the future marketability of
Inventory.   Each Selling Party has on hand sufficient  Inventory
to fill all outstanding and reasonably expected sales orders and licenses, subject only to backlog in respect of announced but unreleased Powerbuilder 5.0.

               (c) Each Selling Party enjoys peaceful possession of all leasehold interests and personal property constituting any part of  the Purchased Assets and held under lease or license.  All of the  Contracts (other than those which have been fully performed)
are  legal,  valid,  binding and enforceable in  accordance  with their  respective terms against such Selling Party,  and  to  the best  of each Selling Party's knowledge, against each other party thereto,  are in full force and effect and will be unaffected  by the  sale  or  other transfer of the Purchased  Assets  to  Buyer hereunder so that, after such sale, Buyer will be entitled to the full benefits thereof subject to no Lien.  Each Selling Party  is in  good standing and has met all of its obligations and paid all
amounts  due  under  each  Contract.   There  is  not  under  any
Contract,  any existing default or event which, after  notice  or lapse  of time, or both, would constitute a default by a  Selling
Party,  or  to each Selling Party's best knowledge, by any  other party  thereto,  or result in a right to accelerate  or  loss  of rights  by  a  Selling  Party, or to each  Selling  Party's  best knowledge,  by  any other party thereto.  To  the  best  of  each
Selling Party's knowledge, no party to any material Contract  has threatened  to or is likely to breach, violate or terminate  such
Contract.   No amount payable or reserved under any Contract  has
been  assigned  or  anticipated and no amount payable  under  any
Contract  is in arrears or has been collected in advance  and  to the  best  of  each Selling Party's knowledge,  there  exists  no offset or defense to payment of any amount due to Seller under  a
Contract.   True  and complete copies of all  Contracts  (to  the
extent in writing or if not in writing, an accurate summary thereof), other than sales orders for products with end users, have been delivered to Buyer.

               (d) The Purchased Assets, including the Assumed Contracts, are all of the assets, contracts, leases and licenses and all of the other  properties and rights of every type and description, real, personal  and mixed, tangible and intangible, which are necessary or  appropriate  to  the  conduct of the  Business  as  presently conducted, and for Buyer to conduct all the Business in the  same manner, subject to the arrangements with respect to the occupancy of  the  existing premises of Seller contemplated by Section  7.9 hereof.

               (e)    During the past three years, except as disclosed in
filings   made  by  Seller  with  the  Securities  and   Exchange
Commission,   no  Selling  Party  has,  directly  or  indirectly,
purchased, leased or otherwise acquired any property or  obtained any  services  from,  or  sold, leased  to  others  or  otherwise disposed  of  any  property  or furnished  any  services  to,  or otherwise  dealt  with,  in the ordinary course  of  business  or otherwise,  except  with  respect to customary  remuneration  for services rendered as an officer or employee of a Selling Party in the ordinary course of business, any of its directors or officers or  any  other  person, firm or corporation  which,  directly  or
indirectly,   alone  or  together  with  others,   controls,   is
controlled by or is under common control with a Selling Party  or any  director  or  officer thereof or any member  of  the  family thereof  (an "Affiliate").  No Selling Party owes any amount  to, or  has  any contract with or commitment to any of its Affiliates
(other  than  compensation for current services not yet  due  and payable  and  reimbursement of expenses arising in  the  ordinary course of business), and none of such persons owes any amount  to
a  Selling  Party.   No part of the property  or  assets  of  any
Affiliate of a Selling Party is used by a Selling Party in connection with the Business.

               (f) Each of the Selling Parties maintains mailing and subscription lists and data bases which it uses in connection with the marketing, distribution, sale and licensing of its products, distribution of materials and otherwise in connection with its business. No person or entity other than the Selling Parties may utilize, or has utilized, any or all of the Mailing
List without the prior consent of Seller and Seller has not since
March 31, 1993 given any such consent, nor has any or all of the Mailing List of a Selling Party been rented, leased or otherwise made  available  since  such date to any party  for  any  purpose
whatsoever.   The  Mailing  List is proprietary  to  the  Selling
Parties,  which own all right, title and interest in and  to  the
Mailing  List.   The  Mailing  List  includes  at  least  120,000
customers  as set forth in Seller's Form 10-K for the year  ended
March 31, 1995, plus new customers since such date.

          6      Proprietary Rights.

               (a)    The Selling Parties own or possess the perpetual and
royalty-free  licenses and other rights to  use  all  Proprietary
Rights  used  in  connection with or  necessary  to  conduct  the
Business   as  it  is  presently  operated  (including,   without
limitation,  any  necessary to create, publish,  manufacture  and distribute the TPS catalog, TPS Web Site and the planned  release of  the Applications Development Digest, and market, license  and sell products and services in connection therewith), all of which are  free and clear of any Liens and rights of others of any kind and, to Seller's knowledge, in good standing and uncontested.  No
Proprietary  Rights  are  owned  or  licensed  or  held  by   any
shareholder,  director, officer, entity controlled by  a  Selling
Party  or  any director, officer, consultant or employee  thereof
other  than  a  Selling  Party  itself.   No  Selling  Party   is
infringing  upon or otherwise acting adversely to any copyrights, trademarks, trademark rights, service marks, service names, trade names,  licenses or trade secrets or other Proprietary Rights  or intellectual  property  of  any other  person  or  entity,  which representation  and  warranty is made to  the  knowledge  of  the
Selling  Parties with respect to third party software distributed or resold by a Selling Party.  No claim, suit, demand, proceeding or  investigation  is  pending, has  been  asserted  or,  to  the knowledge of the Selling Parties, is threatened against a Selling
Party  with respect to, based on or alleging infringement of  any such rights or the proprietary rights or intellectual property of any third party, or challenging the validity or effectiveness  of any  license for such rights, and no Selling Party knows  of  any
basis   for   any   such  claim,  suit,  demand,  proceeding   or
investigation.

               (b) The Selling Parties have the exclusive right to manufacture, develop, publish, market, license or sell the products set forth on Schedule 4.6(b) of the Disclosure Schedule in such media and by print or electronic means as shall be specified on such Schedule, including the TPS catalog, the TPS
Web  Site  and the planned Applications Development  Digest  (the

"Proprietary Products"). Except as disclosed to Buyer on the Disclosure Schedule, no person or entity other than Seller may manufacture, develop, publish, market, license or sell all or any part of the Proprietary Products without the prior consent of Seller and Seller has not given any such consent and Seller owns or is the exclusive licensee (as shall be designated on such Schedule) of all right, title and interest in and to the
Proprietary Products and the exclusive right to apply for copyright protection therefor. No director, officer, employee or independent contract of a Selling Party has in his or her personal possession outside the offices of such Selling Party, for safekeeping, convenience of work or otherwise, any proprietary material of such Selling Party. To the best of Seller's knowledge, none of the individuals or entities who have performed services in connection with the development of any of the Proprietary Products, as employees or as independent contractors, or any other employee of a Selling Party, holds any proprietary rights with respect to such Proprietary Products and each of such employees and independent contractors has signed an employment contract or confidentiality agreement with Seller in the form annexed as item 4.6(b) to the Disclosure Schedule, which contains a covenant prohibiting the use or disclosure of confidential information and proprietary rights.

               (c) Schedule 4.6(c) of the Disclosure Schedule contains a true and complete list of all software licensed to, owned, developed, or  published by a Selling Party in connection with the Business, with  all such software owned by a Selling Company designated  by an asterisk (*) (the "Company Software") as well as a description of  any  instructions or sequences of instructions,  in  whatever form  embodied, which are included in any of the Company Software and  which  requires the consent (whether subject to  royalty  or otherwise) of a party other than a Selling Party in order for any
such   Company  Software  (including  without  limitation  sales,
marketing  and  training  programs,  Seller's  MIS  system,   and
software to create, publish, manufacture and distribute  the  TPS catalog  or  Web  Site) to be sold, transferred, used,  licensed, updated,  enhanced or modified or integrated with other  software by  a Selling Party, Buyer or other party together with true  and correct copies of all contracts between or among a Selling Party, on  the  one  hand, and such authors or licensors, on  the  other
hand.   To  the  best of Seller's knowledge, there  has  been  no
publication or public distribution of any of the source codes  of any  of  the  Company Software that would in any way  affect  the right  of  Seller or Buyer to seek copyright protection for  such
Company   Software.   Item  4.6(c)  to  the  Disclosure  Schedule
contains  true  and  correct  copies  of  each  form  of  license agreement which has been used by Seller, in connection  with  the
marketing, license and distribution of the Company Software.   To
the best of Seller's knowledge, each end user of Company Software has either signed a license agreement or has acquired the Company
Software  pursuant  to a so-called "shrink wrap  license."   With
respect to the Contracts pertaining to Company Software entered into by a Selling Party, such Selling Party has licensed the Company Software and not sold it, thus retaining ownership of the underlying software. Seller is not aware of any claims actually or purporting to be within the scope of any warranty coverage, express or implied, afforded to licensees of any Company Software or of any errors, omissions or failures to perform. To the best of Seller's knowledge, there are no bugs in the Company Software reasonably detectable with normal use of the Company Software except as set forth in the Disclosure Schedule, all of which can be corrected by Buyer without unreasonable effort or expense.

               (d) The Selling Parties have the non-exclusive right to market or sell the products set forth on Schedule 4.6(d) of the Disclosure Schedule in connection with the Business in such media and by print or electronic means as shall be specified on such Schedule.

          7      Litigation.

               (a) There is no action, suit, proceeding, arbitration or investigation pending against or affecting any Selling Party or the transactions contemplated by this Agreement, nor to the best of the knowledge of any Selling Party, any basis therefor or threat thereof which, in any case or in the aggregate, could if adversely determined have a material advance effect on the business, assets, liabilities, operations or financial condition of such Selling Party, the Business or the Purchased Assets or the use thereof by Buyer. No Selling Party is subject to any court or administrative order, writ, injunction or decree, applicable specifically to it or to its business, property or employees, nor is it in default with respect to any order, writ, injunction or decree, of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

               (b) Schedule 4.7 of the Disclosure Schedule sets forth a complete list and description of all defective product or service warranty and/or third party liability claims, other than returns or exchanges of defective or unwanted goods in the ordinary course of business consistent with industry practice, made against any Selling Party with respect to Company Software during the past three years and with respect to other software since
March 31, 1995, in each case, together with the resolution thereof (whether under insurance policies or otherwise).

          8      Compliance; Permits.

               (a) No Selling Party, nor any officer or director thereof has violated any law, rule, regulation, order, judgment or decree applicable to any Selling Party, any of its employees, any of the
Purchased  Assets  and/or any aspect of the  Business,  including without  limitation,  any  laws, rules, regulations,  ordinances, codes,  orders,  judgments  or decrees  as  to  zoning,  building requirements or standards, import, export, environmental,  health and/or  safety  matters,  and any rules and  related  regulations promulgated  by the Federal Trade Commission, including,  without limitation,  the Mail or Telephone Order Merchandise Rule,  which violation  could have a material adverse effect on the  condition
(financial   or   otherwise),   business,   properties,   assets,
liabilities, prospects or results of the operations of a  Selling
Party, the Purchased Assets or the Business.  Each Selling  Party
has  all  licenses, consents, certificates, franchises,  permits, and  authorizations issued by any department, board,  commission, bureau  or instrumentality ("Licenses") necessary to conduct  the
Business in the manner that it is currently conducted by it,  and none  of  operations of any Selling Party are being conducted  in any  manner  which violates in any material respect  any  of  the
terms  of conditions under which such License was granted.   Each
License has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the knowledge of a Selling Party, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid in any respect.
No Licenses by their terms will terminate or lapse by reason of the transaction contemplated by this Agreement.

               (b) Neither of the Selling Parties nor any officer employee or agent thereof, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any client, customer, governmental employee or other person who is or may be in a position to help or hinder the business of a Selling Party
(or assist a Selling Party in connection within any actual or proposed transaction) which (i) might subject a Selling Party to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had an adverse effect on the assets, operations or prospects of such Selling Party or (iii) if not continued in the future, might adversely affect the retention of such account or business or the assets, operations or prospects of such Selling Party or which might subject such Selling Party to suit or penalty in any private or governmental litigation or proceeding.

          9      Schedules.  The Disclosure Schedule hereto contains a
true,   complete  and  accurate  list  and  description  of   the
following:

               (a) all real property in which a Selling Party has an ownership, leasehold or other interest or which is used by a Selling Party in connection with the conduct of the Business;

               (b) all items of Equipment, owned, leased or used by a Selling Party in connection with the Business and setting forth with respect to all such listed property an identification of all leases relating thereto, including the parties thereto, the current rental or other payment terms, and expiration date thereof;

               (c) all Proprietary Rights (including any licensed to a Selling Party) specifying such Selling Party's interest therein and in the case of any licensed to a Selling Party, the expiration date of such license, or if owned by a Selling Party, the date on, and manner in, which acquired; and all Contracts
(including Licenses) relating to any Proprietary Rights; and all Licenses, permits and approvals;

               (d) all fire, theft, casualty, liability, collision, personal injury and other insurance policies insuring any Purchased Assets or any Designated Employees, specifying with respect to each such policy, the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid;

               (e)    all sales agency, supply, purchase, distribution, OEM,
VAR,  dealer,  advertising,  promotional,  support,  maintenance,
outsourcing,   manufacture   and   fulfillment   agreements    or
franchises,  and agreements for software acquisition, development agreements, author agreements and publishing agreements, and  all
agreements   providing  for  the  services  of   an   independent
contractor to which a Selling Party is a party or by which it is bound and which relate to any of the Purchased Assets or the conduct of the Business;

               (f) all guarantees, loan agreements, indentures, mortgages and pledges, all conditional sale or title retention agreements, security agreements, equipment obligations, leases or lease purchase agreements as to items of personal property, in each case to which Seller is a party or by which it is bound or under which it has rights and which are secured by or otherwise relate to any of the Purchased Assets or the Business;

               (g)    all collective bargaining agreements, employee policies,
employment  and  consulting agreements, and  all  other  employee bonus or benefit plans and all group insurance plans, whether  or not  legally binding, relating to the Business or any  person  or firm  providing  services  to  or for  the  Business,  including, without  limitation,  wage continuation, severance,  reemployment
assistance,   termination,   deferred   compensation,    holiday,
sympathy,  sick leave or pay, vacation, personal day,  education, pension,  retirement,  welfare  and  group  or  individual  life, health, hospitalization, dental and accident insurance and  other
bonus   practices,   plans,  agreements,   arrangements,   and/or
commitments to which any Selling Party is a party or  bound  and, with  respect  to  each Designated Employee, the  current  annual rates, showing separately for each such person, the amounts  paid
or   payable   as  salary,  bonus  payments  and   any   indirect
compensation for the year ended March 31, 1996 and the current fiscal year;

               (h) all contracts, agreements, commitments, purchase orders, leases, licenses or other understandings or arrangements to  which Seller is a party or by which it or any of its property is  bound  or  affected, relating to or in  connection  with  the
Business, except for the Proprietary Rights agreements set  forth on  Schedule 4.6 of the Disclosure Schedule, end user licenses on a  form  included as Schedule 4.6 of the Disclosure Schedule  and excluding  contracts  entered into  in  the  ordinary  course  of business which are terminable by a Selling Party on less than  30 days' notice without any penalty or consideration and involving payments or receipts during the entire life of such contracts by the Selling Parties of less than $2,000 in the case of any single contract but not more than $10,000 in the aggregate, and including, without limitation, a true and complete itemized description all Contracts between Seller and software developers, licensors and authors or pursuant to which any royalty or similar payment shall be payable;

               (i) a listing of all Inventory as of a date within five (5) days of the execution of this Agreement (which shall be updated a day not more than one week prior to the Closing), broken down by type, quantity and location; and

               (j) a listing of all outstanding Receivables and accounts payable of the type to be assumed by Buyer hereunder, as of a date within five (5) days of the execution of this Agreement
(which shall be updated as of a day not more than one week prior to the Closing), broken down by customer or vendor, as the case may be, and the amounts and dates due.

                 True and complete copies of all contracts, agreements, plans, arrangements, commitments and documents required to be listed or identified pursuant to this Section 4.9 (to the extent in writing or if not in writing, an accurate summary thereof), together with any and all amendments thereto, have either been delivered to Buyer or attached to Schedule 4.9.

                Except as set forth on Schedule 4.9 of the Disclosure Schedule, all of the contracts and agreements required to be listed or identified pursuant to this Section 4.9 (other than those which have been fully performed) are legal, valid, binding and enforceable in accordance with their respective terms, in full force and effect, do not require the consent or approval of any party to the assignment thereof and will be unaffected by the sale or other transfer of the Purchased Assets to Buyer hereunder, and Buyer will be entitled to the full benefits thereof, and none of such contracts and agreements is with a governmental agency or authority. To the best of the knowledge of each Selling Party, there is not under any contract or agreement required to be listed or identified pursuant to this
Section 4.9 any existing default or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights. There have been no oral or written modifications to the terms or provisions of any of such agreements. No amount payable or reserved under any such agreement has been assigned or anticipated and no amount payable under any such agreement is in arrears or has been collected in advance and to the best of the knowledge of the Selling Parties, there exists no offset or defense to payment of any amount under such an agreement.

          10     Absence of Changes or Events.  Since the Balance Sheet
Date each of the Selling Parties, has conducted its business only
in   the  ordinary  course  in  a  manner  consistent  with  past practices. Without limiting the foregoing, since such date, neither of the Selling Parties has:

               (a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially adversely affects the business, assets, liabilities, operations, or financial condition of a Selling
Party;

               (b) discharged or satisfied any Lien, other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance
Sheet Date as permitted by subsection (a) above;

               (c) mortgaged, pledged or subjected to any Lien any of the Purchased Assets;

               (d) sold, transferred, leased to others or otherwise disposed of any assets relating to the Business, except for the sale of non-exclusive licenses of third-party software in object code form to end-users and other inventory in the ordinary course of business and consistent with prior practice; or canceled or compromised any debt or claim, or waived or released any right of value;

               (e) received any notice of termination of any contract, license, lease or other agreement relating to the Business;

               (f) suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, could have a material or adverse effect on its assets, operations or prospects; or disposed of or destroyed any records other than disposal of duplicates, drafts and other immaterial documents in the ordinary course of business in accordance with its written document retention policy;

               (g) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or other proprietary right, or modified any existing rights with respect thereto;

               (h) instituted, settled or agreed to settle any litigation, action, arbitration, investigation or proceeding before any court or governmental body relating to it or its property or received any threat thereof;

               (i) suffered any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse effect on its condition (financial or otherwise), properties, assets, liabilities, operations or prospects, including, without limitation, any change in its revenues, costs, backlog, or relations with its employees, landlords, agents, customers, OEMs, VARs, dealers, suppliers or government regulators;

               (j)    entered into any transaction, contract or commitment other
than   in   the  ordinary  course  of  business  or,  except   as
contemplated by the Employee Retention Plan included as part of the Transition Plan, incurred any severance pay obligations by reason of this Agreement or the transactions contemplated hereby;

               (k) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable to, or paid  or  agreed  or  orally promised to  pay,  conditionally  or otherwise, any bonus or extra compensation to, or made any change
in   any  pension,  wage  continuation,  severance,  reemployment assistance,  termination  or vacation pay  policy  covering,  any officer, employee, salesman, distributor or agent relating to the
Business or providing services to or for the Business, other than
as   specifically  identified  in  the  Employee  Retention  Plan included as part of the Transition Plan;

               (l) made any capital expenditure or capital additions or betterments, whether or not reflected on its financial statements as capitalized expenditures;

               (m) failed to replenish its inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of normal, ordinary and usual requirements of its business or at any price materially in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry or trade, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice or prudent business practices prevailing in the industry or trade;

               (n) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow downs  or  lockouts, or had any material change in its  relations
with  its  employees,  agents,  customers  or  supplies  or   any
governmental regulatory authority or self-regulatory authorities;

               (o) received any notice from any customer or supplier that it intends to cease doing business with it (or will refuse to do business with Buyer), which, in any case, has had or could have a material adverse effect on the business, financial condition, assets, liabilities, operations or prospects of any Selling Party or of the Business, or on the value of Purchased Assets or the transfer thereof to Buyer;

               (p)    failed to publish and distribute its catalogs in
substantially  the  same  manner  with  substantially  the   same
frequency, volume and style as in prior periods, and no such failure to publish or distribute, in any case or in the aggregate, has had, or could have, a material and adverse affect on the business, condition (financial or otherwise), assets, liabilities, operations or prospects of a Selling Party; or delayed or accelerated activities or planned events for the unusual benefit of Seller and detriment of Buyer; or

               (q) entered into any agreement or made any commitment to take any of the types of action described in subsections (a) through
(p) above.

          11     Taxes.  Each Selling Party has paid or made adequate
provision for the payment of all taxes, fees, assessments and charges, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by the United States or by any foreign country, or by any state, municipality or instrumentality of  any  of  same or by any other taxing authority, and  for  all penalties and interest thereon, which has or may become  due  for or  during  all periods ending, and in respect of all operations, on or prior to the Closing Date. All tax returns required to be filed in connection therewith have been accurately prepared and filed and all deposits required by law to be made by Seller or any Subsidiary with respect thereto have been duly made. Neither Selling Party is a party to any pending action, proceeding or audit by any governmental authority for assessment or collection of any amount of taxes for which it may be directly or indirectly liable, and there is no claim for assessment or collection of any amount of taxes for which it may be directly or indirectly
liable.   No Lien for taxes exists with respect to any  Purchased
Asset.   Attached to the Disclosure Schedule as item  4.11  is  a
list of the Tax Exemption Certificates of the Selling Parties relating to the Business, together with copies thereof.

          12     Employee Benefits; Labor Matters.  (a)  All pension,
retirement,   profit-sharing,   deferred   compensation,   bonus,
incentive, medical, vision, dental and other health insurance, life insurance or any other employees benefit plan, arrangement or understanding and any trusts or insurance contracts maintained in  connection therewith (collectively, "Benefit Plans"), conform to, and the administration thereof is in material compliance with, all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974,
as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), and comparable foreign laws, rules and regulations, and neither the operation or administration of any such Benefit Plan, nor the transactions contemplated by this Agreement will result in any liability to any Selling Party or Buyer under or in respect of any of such Benefit Plans, in Buyer incurring or suffering any liability, or have any adverse effect on  the  financial condition, assets liabilities  or  results  of
operations  of  any  Selling Party, Buyer or the  Business.   All
contributions required, by law or by contract, to be made to any Benefit Plans subject to ERISA or any foreign law for any plan year, or other period on the basis of which contributions are required, ending before the date hereof, have been made as of the
date  hereof.   Each Selling Party has complied in  all  material
respects with all reporting and disclosure requirements with respect to each Benefit Plan. No such Benefit Plan (including any trust created thereunder), nor any trustee or administrator thereof, has engaged in any transaction prohibited by ERISA or any foreign law, or by Section 4975 of the Code, which could subject any Selling Party, or such Plan to any penalty imposed under ERISA or any foreign law or to any tax imposed by Section 4975 of the Code or any foreign law or, if any such transaction has occurred, it has been corrected within the meaning of Section 4975 of the Code or such foreign law, and all applicable taxes
and   penalties  with  respect  thereto  have  been   paid.    No
"reportable event" as that term is defined in ERISA has occurred with respect to any of the Benefit Plans. No liability to the
Pension   Benefit  Guaranty  Corporation  or  comparable  foreign
authority has been or is expected to be incurred with respect  to any of such Benefit Plans. Neither Selling Party participates, maintains or contributes to (nor has neither within the preceding three years participated, maintained or contributed to) nor has any liability or obligation under or with respect to any multi-employer plan governed by or subject to ERISA or any foreign law, nor has it participated, maintained, contributed or incurred any liability in respect of any thereof within the last three fiscal
years.   Neither  Selling Party has any liability  or  obligation
with respect to any Benefit Plan or trust related thereto that may have been terminated prior to the date hereof.

               (a) Each Selling Party has complied in all material respects with all applicable laws, rules and regulations relating to the employment  of labor, including those relating to hiring,  wages, hours,  collective bargaining and the payment and withholding  of taxes,  and  has withheld all amounts required by law, regulation or  agreement  to be withheld from the wages or salaries  of  its employees and is not liable for any arrears of wages or any taxes or  penalties  for failure to comply with any of  the  foregoing.
Neither  of  the Selling Parties has engaged in any unfair  labor
practice,   and  there  is  no  unfair  labor  practice,   sexual
harassment or other employment-related complaint pending, or, to the knowledge of any Selling Party, threatened against any Selling Party or any officer, director or employee thereof.
There do not exist any pending workmen's compensation claims against any Selling Party that are not adequately provided for by insurance, or any pending or, to the knowledge of any Selling
Party, threatened claims that the workplace of any Selling Party is unsafe or that any Selling Party has engaged in unfair labor practices, employment discrimination or wrongful discharge. No union, trade, guild or collective bargaining unit represents any employees of any Selling Party, and no union organizing or election activities involving any non-union employees of Seller or any Subsidiary is now in progress nor, to the best of Seller's knowledge, threatened.

               (b)       Prior to the date hereof, Seller has not been required
by   the  Worker  Adjustment  and  Retraining  Notification   Act
("WARN"),  the Massachusetts Reemployment Assistance  Program  or
German law to provide any type of notice or report in respect of terminations of employees, reductions in the work force, plant closings, temporary shutdowns of work sites, or as may otherwise be required thereunder.

          13     Accounts Receivables.  All Receivables constituting any
part of the Purchased Assets have arisen only from bona fide transactions in the ordinary course of business.

          14     Environmental Matters.  Each Selling Party has taken all
steps  necessary  to  determine  and  have  determined  that   no
Hazardous  Substance  (as hereinafter defined)  is  or  has  been stored,  treated, recycled, released, disposed of  or  discharged on,  about, from or affecting any of the premises occupied by any
Selling Party or where any of the Purchased Assets are stored  or located.  Neither Selling Party has any liability which is  based upon  or in any way related to the environmental conditions under or  about  any of the premises where any of the Purchased  Assets are stored or located.  The term "Hazardous Substance" as used in this  Agreement shall include, without limitation, gasoline,  oil and  other  petroleum products, explosives, radioactive materials and  related  and similar materials, and any other  substance  or material defined as a hazardous, toxic or polluting substance  or
material  by  any   ordinance, rule or  regulation,  domestic  or
foreign including PCBs, asbestos and urea formaldehyde foam insulation.

          15     SEC Filings.  Seller has filed with the Securities and
Exchange   Commission  (the  "SEC")  all  notices,  prospectuses,
offering statements and registration statements required to be filed in connection with the offer or sale of securities by Seller under the Securities Act of 1933, as amended (the

"Securities Act"), and the rules and regulations promulgated thereunder. All such notices, prospectuses, offering statements and registration statements comply in all material respects with the requirements of the Securities Act, and the rules and regulations promulgated thereunder, and such notices, prospectuses, offering statements and registration statements at the date of filing thereof with the SEC did not contain an untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. In addition, Seller has filed with the SEC all reports and proxy statements required to be filed by Seller under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder, and such reports and proxy statements at the date of filing thereof with the SEC did not contain an untrue statement of any material fact nor omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. Seller has delivered to Buyer copies of (i) all notices, prospectuses, offering statements and registration statements filed with the SEC by Seller under the Securities Act since January 1, 1993; and (ii) all reports and definitive proxy statements filed with the SEC by Seller under the 1934 Act since such date.

          16     Consent Solicitation Statement.  (a)  The consent
solicitation statement and related materials (collectively, the "Consent Solicitation Statement") to be prepared by Seller in accordance with Section 6.9 and used in connection with Seller's solicitation of consents from stockholders described in Section 6.9, relating to the adoption of this Agreement, the sale of the Business, the change of corporate name and other transactions contemplated hereby (the "Consent Solicitation") will, when prepared by Seller and distributed to the stockholders, comply in all material respects with the provisions of the Delaware General Corporation Law and the 1934 Act and the rules and regulations promulgated thereunder and will not, at the time of the mailing of the Consent Solicitation Statement to the holders of capital stock of Seller (the "Stockholders") or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the
circumstances   under  which  they  are  made,  not   misleading;
provided, that Seller makes no representation with respect to information concerning Buyer supplied by Buyer to Seller for inclusion in the Consent Solicitation Statement. The manner and conduct of the Consent Solicitation by Seller shall comply in all material respects with the provisions of the Delaware General Corporation Law and the 1934 Act and the rules and regulations promulgated thereunder.

               (a)       Set forth on Schedule 4.16 is a list of not more than
ten   (10)  persons  (within  the  meaning  of  Rule  14a-2(b)(2)
promulgated under the 1934 Act), specifying the number of  shares of  Common  Stock  of Seller owned or believed by  Seller  to  be controlled  by  each  such  person (specifying  shares  owned  or controlled)  and  the percentage ownership of  each  such  person based on the number of shares entitled to be voted in the Consent
Solicitation.   Such persons are the owners  of  or  control  the
requisite  number of shares of each class and series  of  capital stock of Seller entitled to consent thereto as a class or series, and have duly and validly approved by written consent the sale of the  Business contemplated hereby and other matters to be covered by  the Consent Solicitation, as required by the Delaware General
Corporation   Law  (subject  to  the  consent   of   such   other
stockholders as may be required to attain a majority of the shares of Seller entitled to consent thereto), the Certificate of Incorporation of Seller and all applicable federal and state securities laws. True and complete copies of all such written consents have been delivered to Buyer or attached to Schedule
4.16.

          17     Customers and Suppliers.  Set forth in Schedule 4.17 is a
list  of  the  names  and addresses of the  fifty  (50)   largest
customers and the one hundred (100) largest suppliers (measured by dollar volume of purchases or sales in each case) of each Selling Party and the percentage of the business of such Selling
Party which each such customer or supplier represented during each of the years ended March 31, 1995 and 1994. Except as set forth in Schedule 4.17, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of any Selling Party with any supplier or customer listed in Schedule 4.17.

          18     Disclosure.  No representation or warranty by any Selling
Party  contained in this Agreement nor any written  statement  or certificate furnished or to be furnished by or on behalf  of  any
Selling  Party to Buyer in connection herewith contains  or  will contain any untrue statement of a material fact, or omits or will omit  to  state any material fact required to make the statements herein or therein contained, under the circumstances under  which
made,  not  misleading  or  necessary  in  order  to  provide   a
prospective purchaser of the Purchased Assets with adequate information as to the operations of each Selling Party and the Purchased Assets and each Selling Party has disclosed to Buyer in writing all material adverse facts known to it relating to the same.


                           ARTICLE 5

          5.     Representations and Warranties of Buyer.

           Buyer represents and warrants to the Selling Parties that:

          1      Organization and Standing.  Buyer is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and each other agreement, document and instrument to be executed or delivered by Buyer in accordance with this Agreement (the "Buyer Documents") and to carry out the transactions contemplated hereby and thereby.

          2 Authority of Buyer. The execution, delivery and performance of this Agreement and the Buyer Documents by Buyer have been duly authorized and approved by its board of directors and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement, the Buyer Documents and the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, and each of the Buyer Documents has been duly authorized by Buyer and upon execution and delivery by

Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

          3      Litigation.  There is no action, suit, proceeding,
arbitration or investigation pending against or affecting Buyer or the transactions contemplated by this Agreement, nor to the best of Buyer's knowledge, any basis therefor or threat thereof, which is reasonably likely to have a materially adverse effect on Buyer's ability to make the payment of the Purchase Price
pursuant   hereto.   Buyer  is  not  subject  to  any  court   or
administrative order, writ, injunction or decree, applicable specifically to it or to its business, property or employees, nor is it in default with respect to any order, writ, injunction or decree, of any court or federal, state, municipal or other
governmental   department,   commission,   board,    agency    or
instrumentality, domestic or foreign, in each case, which is reasonably likely to have a materially adverse effect on Buyer's ability to make the payments of the Purchase Price pursuant hereto.

          4         No Violation.  The execution, delivery and performance
of the Buyer Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation, the purchase of the Purchased Assets from Seller, does not (a) conflict with or violate any provision of the Certificate of Incorporation or By-Laws of Buyer, or to Buyer's knowledge,
(b)(i) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or conflict with, or constitute a default under, or permit the termination of, or cause or permit acceleration under, any loan or credit agreement or instrument to which Buyer is a party or by which it, or any of its properties or assets are bound, (ii) require the consent of any party to any such agreement, or (iii) violate with or without the giving of notice or the passage of time, any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to which Buyer is subject or by which it or its properties or assets may be bound or affected.

                           ARTICLE 6

          6.     Covenants of Selling Parties.

          1      Conduct of Business.  During the period from the date of
this  Agreement to and including the Closing Date,  each  Selling
Party shall conduct or cause to be conducted the Business in  the ordinary  and usual course of business and consistent  with  past practices,  and shall not take any action which might  result  in any  material  change in such operations or which  might  have  a materially adverse effect on the value of the Purchased Assets or the  Business  other  than changes made with  the  prior  written
consent  of  Buyer.   Without  limiting  the  generality  of  the
foregoing, prior to the Closing, no Selling Party will, without the prior written consent of Buyer:

               (a) dissolve, liquidate, merge or consolidate or sell, transfer, lease or otherwise dispose of any assets or properties of  or related to the Business or obligate itself to do so, other than  the  sale of non-exclusive licenses of third-party software in  object  code  form to end users and other  inventory  in  the ordinary  course  of business on standard terms,  conditions  and operating  procedures  customarily used  by  it,  or  change  the frequency of publication, volume or style of the TPS catalog, Web
Site,  or  discontinue any products, or effect or announce  price
changes  or  special  promotions,  or  sell  or  otherwise   make
available to any third person any or all of the Mailing List;

               (b) amend, modify, change, alter, terminate, rescind or waive any rights or benefits under any Contract;

               (c) fail to maintain the Purchased Assets in reasonably good condition, repair and working order, reasonable and ordinary wear and tear excepted;

               (d) perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of a type which
would   be  inconsistent  with  or  render  untrue  any  of   the
representations or warranties set forth in Section 4.10 hereof had the same occurred after the Balance Sheet Date and prior to the date hereof;

               (e) fire, discharge or otherwise terminate the employment of any Designated Employee or alter, change, adjust or modify the terms of any existing employment agreement or arrangement with any Designated Employee (including changes in compensation);

               (f) cancel, compromise or modify or agree to cancel, compromise or modify any Receivable; or

               (g) cancel any of the current insurance policies or any of the coverage thereunder maintained for the protection of the Selling
Parties, any of the Purchased Assets, or the Business or the operation thereof.

          2      Changes in Information.  During the period from the date
of this Agreement to the Closing Date, each Selling Party shall give Buyer prompt written notice of any change in, or any of the information contained in, the representations and warranties made by it in or pursuant to this Agreement or the Disclosure Schedule or of any event or circumstance which if it had occurred on or prior to the date hereof, would cause any of such representations or warranties not to be true or correct.

          3      Access to Information.

               (a)    During the period from the date of execution of this
Agreement to the Closing Date, Buyer and its counsel, accountants and  other representatives shall be given, during normal business hours,  and without undue disruption of the Business, full access to  and  copies  of  all  of the books, tax  returns,  contracts, commitments,  records, facilities and properties of  the  Selling
Parties  pertaining to the Business or constituting any  part  of the  Purchased Assets, work papers of accountants of each Selling
Party  pertaining  to  the Business and  all  personnel  of  each
Selling  Party,  and  they  shall  be  furnished  with  all  such documents  and  information with respect to the affairs  of  each
Selling Party pertaining to the Business as may from time to time reasonably  be requested, including without limitation,  employee
files,   employee  benefit  files,  contracts  with  the  current
customer and vendor base of the Business, projections of customer and  vendor activities, all computer files, systems and  records, leases,  and accounts payable and receivable.  During the  period from the date of this Agreement and prior to Closing, Seller  and its  subsidiaries  and their respective directors,  officers  and employees  shall  cooperate  fully  with  Buyer's  investigation.
Prior  to Closing, Buyer will (and will cause its representatives
to)  maintain the confidentiality of the confidential information
it   receives  from  the  Selling  Parties,  provided  that  such
information   may  be  disclosed  (in  confidence)  to   lawyers,
accountants, prospective lenders and investors, and other persons or entities involved in the transactions, and that nothing herein shall prevent disclosure or use of any information as may be required by applicable law or that is at the date hereof or hereafter becomes generally available to and known by the public other than by reason of Buyer's breach of its obligations under this Section 6.3, or is or becomes available to Buyer on a non-confidential basis from a source that is not (after due inquiry) known by Buyer to be prohibited from disclosing such information pursuant to a confidentiality agreement with Buyer or its representatives, or has been independently developed by Buyer without violation of any obligation under this Agreement and without access by the developing person or persons to such material.

               (b) Without limiting the foregoing, from time to time after the date hereof and prior to the Closing Date, each Selling Party shall provide to Buyer sample electronic files so as to allow
Buyer to prototype the transfer of all management information system records of or pertaining to the Business electronically on Buyer's management information system at its facility in New
Jersey, and all block, process and flow diagrams of its MIS, telephone and desktop publishing systems.

          4       Confidentiality.  Each Selling Party shall hold
confidential (and will not disclose) (a) any information obtained by it or any of its representatives from or concerning Buyer or otherwise arising out of its negotiations with Buyer or investigations of Buyer, and such information shall not be used except in furtherance of the transactions contemplated herein or
(b) after the Closing, any information regarding the Purchased Assets or the Business, including without limitation, the Mailing List, except (i) information which is publicly available at the time of disclosure (through no act of Seller or any of its affiliates) or (ii) which is disclosed to Seller or an affiliate of Seller by a third party which did not disclose it in violation of a duty of confidentiality or (iii) disclosures which (x) are required to be made by Seller under applicable laws or regulations, (y) are requested by Buyer or (z) with respect to information under clause (b), are required in connection with dealing with any Excluded Liabilities.

          5      Preservation of Business.  During the period from the date of  this Agreement to the Closing Date, each Selling Party  shall use  commercially  reasonable  efforts  to  preserve  intact  the present  goodwill of such Selling Party and the relationships  of
such   Selling  Party  with  customers,  dealers,   OEMs,   VARs,
suppliers,  creditors,  distributors,  consultants,  governmental authorities and others having business relations with it and  the present  business  organization and  personnel  of  such  Selling
Party.   Each  Selling Party shall cause to be paid  before  they
become   delinquent  all  taxes,  assessments,  and  governmental
charges or levies imposed prior to the Closing Date upon its business or properties and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other similar persons asserted prior to the Closing Date which, if unpaid, might result in the creation of a Lien upon any Purchased Assets or otherwise have an adverse effect on the conduct the Business.

          6      Offer of Employment: Seller's Retention Plan.

               (a)   Seller has heretofore supplied Buyer with a list setting
forth  the names, dates of birth, dates of hire, social  security numbers  (or  foreign equivalents), current rates of compensation and  date  and amount of last salary adjustment, of all employees presently employed by each Selling Party.  Prior to the  Closing,
Buyer shall review such list and advise Seller of those employees whom  Buyer  desires  to  employ in its  business  following  the
Closing  Date, but Buyer has no obligation to employ any of  such
employees  in  its  business following the  Closing  Date.   Each
Selling  Party agrees that Buyer shall have the right  to  employ the  employees  so  designated (each of whom  that  accepts  such
employment   being  hereinafter  referred  to  as  a  "Designated
Employee") and Buyer agrees to offer employment commencing on the

Closing Date to all of such employees on such date at such basic salary rates and on such other terms as Buyer shall determine, provided that each such employee executes and delivers to Buyer a confidentiality agreement substantially in the form executed by other employees of Buyer and further provided that Buyer shall not be obligated to maintain any Designated Employees for any specific length of time after the Closing Date and all Designated Employees shall be employees at will. Nothing in this Section
6.6 shall be construed to confer any rights or remedies on any employee of any Selling Party (Designated or not). Each Selling Party will use its best efforts to encourage and induce such persons to become employees of Buyer and will not take any action to prevent any such employee from being employed by Buyer from and after the Closing Date or derogate Buyer, nor will any Selling Party solicit, invite, induce or entice any Designated Employee to remain, directly or indirectly, in the employ or be employed by such Selling Party or otherwise attempt to retain the services of any Designated Employee; provided, however, Seller shall be entitled to re-hire former employees of Seller who become employees of Buyer and who leave the employ of Buyer and request to return to Seller's ISC business, so long as such persons are not so solicited, invited, induced or enticed while an employee of Seller.

               (b) Seller shall be solely responsible for any and all claims and obligations, if any, for wages, commissions, salary, insurance, wage continuation, severance pay, termination pay  and other benefits (including accrued and unearned vacation, holiday, sick  pay  and  other benefits, if any) arising  or  accruing  or claimed  to arise or accrue with respect to any employee  of  any
Selling Party for any period on or prior to the Closing Date,  or out  of  termination of employment of any employee of any Selling
Party on or prior to the Closing Date, or the failure of Buyer or a  subsidiary to retain any employee of a Selling Party after the
Closing  Date, or the effect of the transactions contemplated  by this  Agreement on the employment status of any employee  of  any
Selling   Party,   including   without   limitation,   Designated
Employees, and/or the termination of employment with Buyer or any subsidiary thereof within 120 days after the Closing Date of any employee who prior to the Closing Date was an employee of any Selling Party and thereafter becomes an employee of Buyer (in this latter case to the same extent as if any such employee were then still employed by such Selling Party). Each Selling Party shall pay all withholding tax and similar obligations in each case with respect to all employees of such Selling Party for all periods ending on or prior to the Closing Date.

               (c) Without limiting the foregoing, Seller has adopted and furnished Buyer with a copy of and Seller shall at its sole expense  offer to its employees the benefits of Seller's Employee
Retention   Plan  included  as  part  of  the  Transition   Plan,
incorporating   bonuses,  incentives  and   other   contingencies
designed to retain employees of the Business of Seller through the Closing Date. Seller shall pay for, and indemnify and hold harmless Buyer from and against, all costs incurred in connection with such plan and any and all claims, liabilities, damages and losses associated with or arising out of such plan.

               (d) As soon as reasonably practicable after the Closing Date, the Selling Parties shall, at their sole expense, cause the termination  of the participation of the Designated Employees  in all  Benefit Plans covering such employees in accordance with the provisions  of such plans and applicable law and, as soon  as  is reasonably  practicable,  shall  cause  the  trustees,  or  other persons responsible for the administration of such plans, to make distributions to all participants or their beneficiaries  of  all accrued benefits thereunder in accordance with the provisions  of
such   Plans  and  all  applicable  requirements  of  ERISA   and
comparable  foreign  laws,  rules and regulations.   The  Selling
Parties shall pay for, and indemnify and hold harmless Buyer from and against, all costs incurred in connection with terminating such plans or such participation therein and any and all claims, liabilities, damages and losses associated with or arising out of such plans and/or any such termination.

               (e) All liabilities of the Selling Parties under this Section shall constitute Excluded Liabilities.

          7         Consents of Third Parties; Governmental Approvals.  (a)
Each of the Selling Parties will act diligently and reasonably to secure,  before the date initially scheduled as the Closing  Date herein,  the  consent, approval or waiver, in form and  substance reasonably satisfactory to Buyer, from any party with respect  to
the   assignment  of  the  Contracts  and  all  other  contracts,
including   without   limitation,  any   governmental   consents,
licenses,  permits  and  approvals,  and  consents  of   lessors,
landlords,   licensors,   manufacturers,   authors,   publishers,
suppliers, distributors, OEMs, VARs and dealers, requested by Buyer prior to the consummation of the transaction contemplated by this Agreement; provided that no Selling Party shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and provided, further, that no Selling Party shall make any agreement or understanding affecting the Business or the Purchased Assets as a condition for obtaining any such consents or waivers except with the prior written consent of Buyer.

          8         Financial Statements.  Between the date of this
Agreement and the Closing Date, Seller shall deliver to Buyer true and complete copies (i) not later than twenty-one days after the date hereof, the Recent Financial Statements, (ii) within twenty-one days after the end of each month ended before the Closing Date, an unaudited combined and combining balance sheets and statements of operations, stockholders' equity and cash flow as of the end of such month, prepared and certified by the chief financial officer of Seller, (iii) as soon as available, daily and weekly management reports of the Selling Parties and (iv) promptly after the same become publicly available, copies of all
reports,   registration   statements,   proxy   and   information
statements and other documents filed with the SEC on behalf of Seller prior to the Closing Date. All such financial statements will be prepared at Seller's expense from the respective books and records of Seller and its subsidiaries in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements; and will fairly present the consolidated financial condition of Seller as of their respective dates and the results of operations and changes in the financial condition of Seller and its subsidiaries for the periods then ended. Notwithstanding the foregoing, any
of   such  financial  statements  that  are  unaudited  will  not necessarily reflect normal year-end adjustments, which adjustment will not individually or in the aggregate have a material adverse effect upon the business or financial condition of Seller or any of its subsidiaries taken as a whole or necessarily contain
footnotes   prepared   in  accordance  with  generally   accepted
accounting principles. Buyer shall have access to the underlying records and work papers sufficient to enable Buyer's accountants to prepare all financial statements required to be filed by Buyer with the SEC in a timely manner.

          9         Preparation of Consent Solicitation Statement; Action
by   Stockholders.   (a)   Seller  shall  prepare   the   Consent
Solicitation  Statement as promptly as possible  after  the  date hereof  and use its best efforts to cause the preliminary Consent
Solicitation Statement to be filed with the SEC within  four  (4)
business  days  after  the execution of this  Agreement.   Seller
shall submit the proposed Consent Solicitation Statement to Buyer and  its  counsel not less than two days prior to submitting  the
Consent  Solicitation  Statement to the SEC or the  Stockholders.
Buyer shall furnish Seller with such information concerning Buyer as  shall  be required to be included in the Consent Solicitation
Statement,  and  Seller  shall  be  responsible  for  all   other
information   included  therein.   Seller  shall  cause   to   be
distributed  to the Stockholders of record as of the record  date for  the  Consent Solicitation, in accordance with the applicable regulations  of  the  SEC and the applicable  provisions  of  the
Delaware   General  Corporation  Law,  a  copy  of  the   Consent
Solicitation  Statement filed by Seller with and cleared  by  the
SEC.   Seller shall use commercially reasonable efforts  to  mail the  Consent Solicitation Statement to Stockholders on or  before
June  6,  1996.   If prior to the Closing Date either  Seller  or
Buyer determines that the Consent Solicitation Statement needs to be amended or supplemented in order to comply with the 1934 Act or the rules and regulations promulgated thereunder or for Seller's representations or warranties in Section 4.16 to be correct, Buyer or Seller, as the case may be, shall notify the other of such determination and shall deliver to the other such amendment or supplement as such party believes is necessary to comply with the applicable regulations of the SEC and to make such representation and warranty correct. Seller shall consider all such amendments proposed by Buyer, and shall cause all such amendments or supplements that the parties reasonably believe are necessary to be mailed to the Stockholders as soon as practicable after such delivery.

               (a) Seller shall, through its Board of Directors, recommend to the Stockholders the adoption of this Agreement and approval of all other matters in the Consent Solicitation, and shall use all reasonable efforts to make the actions contemplated by the Consent Solicitation to be effective on or before June 26, 1996.
Seller  shall keep Buyer apprised of the progress of the  Consent
Solicitation from time to time.

          10        Information Provided to Stockholders.  Between the date
of this Agreement and the Closing Date, Seller shall deliver to Buyer true and correct copies of all information, materials, notices, mailings and other written communications sent by Seller to its Stockholders or any class or series thereof.

          11        Recommendations of Buyer; Transition.  (a) Each Selling
Party  shall  consult  with and follow (and cause  its  executive officers to consult with and follow) the recommendations of Buyer with  respect  to  (i)  the management of contracts,  agreements, commitments and other understandings or arrangements to which  it is  a party, including, without limitation, renewal, modification or  termination of any agreement for the supply of products, (ii)
the granting of any rights or licenses or the commencement of the orderly  and  gradual discontinuation of particular  programs  or operations,  (iii) the discontinuation of any  products,  or  the
initiation   of   any  special  promotion  or  any   change   (or
announcement of a change) in its selling, pricing, advertising or personal  practices, (iv) any deviation in the date of a  catalog drop or other deviation from the Transition Plan and (v) business
policies,   strategies,   decisions,   directives   and   tactics
concerning the Business and the integration of the Business  with the operations of Buyer; provided however, that nothing contained in  this subsection (a) shall require a Selling Party to take  or fail  to  take  an  action that, in its reasonable  judgment,  is likely  to  give  rise to a substantial penalty or  a  claim  for damages by any third party against it, or is likely to result  in losses to it, or is otherwise likely to prejudice in any material respect or unduly interfere with the conduct of its business  and
operations   in  the  ordinary  course  consistent   with   prior
practices,  or  is likely to result in a breach  by  any  Selling
Party.

               (a) To facilitate and prepare for the transition from the current management of the Business to management of the Business by  Buyer  and  without limiting the provisions  of  Section  6.3 hereof, each of the Selling Parties shall permit Buyer to have a reasonable management presence on site at each location from which any part of the Business shall be conducted and shall provide such representatives of Buyer, without charge, with reasonable office space and secretarial assistance, as well as access to its telephone and other systems. The provisions of
Section 6.3 shall be applicable to such persons.

               (b) Consistent with the provisions of Sections 6.1 and 6.5 hereto, each of the Selling Parties shall adhere to and follow the  Transition Plan and use its best efforts and take all  steps necessary  to  manage the Business in order to meet  its  monthly plan  as  provided  in the Transition Plan  and  neither  of  the
Selling  Parties  shall,  without the prior  written  consent  of
Buyer,  deviate  from  or take any action inconsistent  with  the
Transition  Plan.   Notwithstanding anything  contained  in  this
Agreement to the Contrary, Buyer shall be entitled, by written notice to Seller, at any time prior to the Closing Date, to take over the supervision of and management and control of the Business in accordance with the Transition Plan; provided that Seller shall have previously received written consents from the holders of a majority of the outstanding shares of Common Stock of Seller approving this Agreement. Each of the Selling Parties shall continue their management responsibilities in accordance with the provisions of this Agreement until the Closing Date or such earlier date as Seller shall receive such written notice from Buyer.

               (c) Upon Buyer actually taking over the supervision and management control of the Business operated by any or all of the Selling Parties as contemplated by and pursuant to the Transition
Plan, Buyer and such Selling Party shall enter into a joint written confirmation thereof. For purposes of allocating the risk of the operations of the Business between Buyer and the Selling Parties and determining adjustments to the Purchase
Price, the "Closing Date" solely with regard to Sections 2.4, 2.5, 2.6, 4.5, 4.6, 4.8, 4.9, 4.10 and 4.13 hereof shall be deemed to be the date of such written confirmation; provided, that the actual Closing shall occur, and all Purchased Assets shall be transferred by the Selling Parties to and the Purchase
Price paid by Buyer, as set forth in Article 3, without regard to such change in management (except as contemplated by Sections
3.6(b) and (d) hereof).

               (d) No advice, recommendation, management presence, request, notice or confirmation by Buyer nor participation in or take-over of supervision or management of the Business under this Section
6.11, the Transition Plan or otherwise shall affect or impair any of the rights of Buyer under this Agreement or act as or constitute a waiver of any of the provisions of this Agreement, including without limitation, the provisions of Sections 3.6, 7.7 and 7.8 and Articles 8 and 9 hereof, or release any Selling Party from any covenant, agreement or obligation required by the terms of this Agreement to be complied with or performed by it.

          12        Books and Records.  Each of the Selling Parties will
maintain its books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with prior periods, and will duly comply with all legal and accounting requirements applicable thereto and to the conduct of its business. In maintaining its accounting records, neither of the Selling Parties will make any change in the accounting methods or practices followed or in the depreciation policies adopted in connection with the preparation of the financial statements heretofore delivered to Buyer.

                           ARTICLE 7

          7.        Further Agreements.

          1          Bulk Sales Compliance. Each Selling Party shall comply
with  the  provisions  of  any  applicable  bulk  sales  law   or
comparable statute relating to notice to and rights of creditors of a Selling Party in connection with the transfer of the Purchased Assets and Business, or the execution of this Agreement and the consummation of the transactions contemplated hereby. To the extent any such bulk sales law or comparable statute requires
Buyer to assure that the proceeds of the transfer are applied so far as necessary to pay any Excluded Liabilities, Seller shall (from and after the Closing Date) pay or cause to be paid (or provide for payment of, in a manner reasonably satisfactory to Buyer) any claim or debt of a Selling Party which is payable with respect to an Excluded Liability and for which Buyer would be liable under such law or statute if not paid by a Selling Party.

          2      Sales and Other Taxes.  Each Selling Party shall pay all
sales tax, transfer tax, intangibles tax, filing fees, recording and registration fees and similar government charges applicable to the transactions contemplated by this Agreement, including, without limitation, all taxes and charges payable, if any, upon the transfer of title to any Purchased Assets. Buyer and the Selling Parties will cooperate to prepare and file with the proper public officials, as and to the extent available and necessary, all appropriate sales tax exemption certificates or similar instruments as may be necessary to avoid the imposition of sales, transfer and similar taxes on the transfer of Purchased
Assets pursuant hereto.

          3      Brokerage and Finder's Fee.  Buyer represents and warrants to  the  Selling  Parties  and the Selling  Parties  jointly  and severally  represent  and warrant to Buyer,  that  no  person  is entitled  to  any  brokerage  commissions  or  finder's  fees  in connection  with the transactions contemplated by this  Agreement as  a  result of any action taken by it or any of its affiliates,
officers,   directors  or  employees,  other  than  to  Broadview
Associates  and  Unterberg  Harris.  The  Selling  Parties  agree jointly  and  severally that they will pay  all  amounts  due  to
Broadview  Associates, and Buyer agrees  that  it  will  pay  all amounts  due  to  Unterberg Harris, arising out of  any  services
rendered  by  it  in  connection  with  this  Agreement  or   the
transactions contemplated hereby pursuant to a separate agreement with such firm.

          4      Settlement of Assumed Liabilities.  From and after the
Closing Date, Buyer shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any Assumed Liability, and Buyer shall have the right to conduct and control all negotiations and proceedings with respect thereto.
Each Selling Party will notify Buyer promptly of any claim made with respect to any such obligation or liability and will not, except with the prior written consent of Buyer, voluntarily make any payment of, or settle or offer to settle, or consent to any compromise with respect to, any such obligations or liabilities.
Each Selling Party will cooperate with Buyer in any reasonable manner requested by Buyer in connection with any negotiations or proceedings involving any such obligations or liabilities.

          5      Name Change.  Each Selling Party will change its name and
will  cooperate with Buyer to enable Buyer to use the  name  "The
Software  Developer's Company" and/or any names  similar  thereto which Buyer may designate by executing and filing such forms with the  State  of  Delaware  and  in Germany  and  with  such  other jurisdictions as shall be reasonably necessary to effectuate such change  in  all  relevant jurisdictions  and/or  as  Buyer  shall request  and by taking such other actions as shall be  reasonably
requested  by  Buyer to effectuate such change.   In  furtherance
thereof, at the Closing, Seller shall deliver to Buyer a certificate of amendment to its certificate of incorporation changing the name of Seller to a name other than any of the Marks, Buyer's Marks or any name similar thereto, and SDEV
Germany shall deliver to Buyer a certificate of amendment to its certificate of incorporation changing the name of SDEV Germany to a name acceptable to Buyer. Nothing contained herein shall require a Selling Party to liquidate or dissolve itself.

          6      Referral.  Each Selling Party shall use its best efforts
to refer all requests for and forward all orders for products to Buyer at such telephone number and address as Buyer from time to time informs such Selling Party. The Selling Parties and Buyer shall each attempt in good faith to direct or deliver to the other all incoming mail, telephone or other communications or deliveries which are not received by the appropriate party (that is, Buyer in the case of matters or materials pertaining to the Business or Seller in the case of matters or materials pertaining to the Excluded Assets).

          7         Break-up Fee. (a) Subject to and upon the occurrence of
a  "Break-up  Event"  (as  defined in Subsection  7.7(b)  below),
Seller shall pay, in immediately available funds, to Buyer, at the offices of its counsel in New York, New York, the "Break-up
Fee" specified in subsection 7.7(c) hereof.

               (a)    The following shall each be a "Break-up Event":

   (i) Any Selling Party (or any successor, assign, trustee or custodian thereof) shall execute or the Board of Directors of any Selling Party shall authorize or approve (with or without and whether or not subject to, diligence, financing or other conditions), or publicly announce or confirm an agreement with any group, entity or person other than Buyer providing for the acquisition of all or any portion of the Business by such other party, whether by merger, purchase of assets or stock, purchase of claims against such Selling Party or its estate, plan of reorganization, liquidation or otherwise (other than the sale of inventory for fair consideration in the ordinary course of business, and the sale of obsolete tangible property which is replaced by other tangible property at least the functional equipment thereof);

                    (ii) A Change of Control of Seller or any subsidiary shall occur. For purposes of this paragraph, "Change of Control" shall mean:

(A)                             a  stock purchase of any "person"
     or "entity" (as such terms are used in Sections 13(d) and 14(d)
     (2) of the Securities Exchange Act of 1934, as amended) who then owns or by virtue of such purchase becomes the beneficial owner of, directly or indirectly, voting securities of Seller or of any of the subsidiaries, or rights or options with respect thereto or securities convertible into or exchangeable for any of same, representing 35% or more of the combined voting power of the then outstanding voting securities of Seller or any of its Subsidiaries,

                         (B) any change in the composition of the Board of Directors of Seller or any subsidiary in any period which involves a majority of such directors, or

                          (C)  any  proxy, voting trust,  or  any
     voting  or  other agreement by any of the persons listed  on
     Schedule 4.16, or any management agreement, having the effect of transferring the power or authority (whether or not exercised) to influence control (affirmatively or negatively) over Seller, a subsidiary or its operations (other than covenants in a loan or credit agreement in favor of the holder of the secured indebtedness of Seller following the acquisition and other than agreements in favor of Buyer).

                    (iii) The withdrawal from this Agreement by Buyer as contemplated by Section 3.6(d) hereof, or the termination of this Agreement by Buyer as contemplated by Section 9.1(b) hereof.

                    (iv) Buyer shall fail to receive, by 5:00 p.m. on June 15, 1996, duly and validly approved written consents from the holders of record of a majority of the shares of capital stock of Seller entitled to consent in the Consent Solicitation with respect to and in favor of the sale of the Business contemplated hereby and other matters to be covered by the Consent Solicitation, as required by the Delaware General Corporation Law, the Certificate of Incorporation of Seller and all applicable federal and state securities laws.

               (b) If a Break-up Event shall have occurred prior to April 30, 1997, then the Break-up Fee shall be $250,000; provided, that if the applicable Break-up Event shall be as set forth in clause
(iv) of Section 7.7(b) above, or if another Break-up Event shall occur prior to satisfaction of the condition set forth in Section
3.6(h) above (provided that Seller shall have until June 15, 1996 to satisfy such condition), then in any such case the Break-up
Fee shall be $1,000,000; provided, that the obligation of Seller to pay such Break-up Fee in respect of a Break-up Event set forth in any of clause (i), (ii) or (iii) of Section 7.7(b) above shall be subject to the satisfaction of the following conditions:

    (i) Buyer shall not have theretofore exercised any right or stated its intent to terminate or not to perform this Agreement, except as a consequence of the failure of a Selling Party to perform its obligations hereunder;

   (ii) the representations and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects and Buyer shall have performed all of its obligations under the this Agreement to the extent required to be performed on or prior to the date of the Break-up Event; and

  (iii) consummation of the transaction contemplated thereby shall not have been prevented by the failure of any condition to the obligations of a Selling Party set forth in the this Agreement to have been satisfied as a consequence of any act or omission by Buyer.

               (c) The obligations of Seller to pay the Break-up Fee shall be absolute and unconditional and shall not be affected by any
circumstances,  including,  without  limitation,   any   set-off,
counterclaim, recoupment, defense or other right which any Selling Parties may have against Buyer or any principal thereof, or anyone else. Neither Buyer nor any principal thereof shall be required to mitigate its or his damages.

               (d) If a Break-up Event occurs, Buyer shall nevertheless continue to be entitled to make competing bids for any or all of the business of the Selling Parties (and to present the relative merits of bids it may make to parties in interest) but in the event that Buyer is the successful bidder, or if Buyer shall receive a Break-up Fee hereunder and thereafter close the acquisition contemplated hereby, then Seller shall be entitled to offset from the Purchase Price the Break-up Fee received by Buyer.

          8         No Shop.  From the date hereof until the expiration of
the  "Restricted  Period"  described below,  (i)  Seller  agrees, directly  or  indirectly, without Buyer's prior written  consent, that  it  shall  not and shall not permit any subsidiary  to  (A)
offer  or  convey  any of the Purchased Assets  or  the  Business
(except  only the sale of non-exclusive licenses of  software  in object  code  form  to  end users and other  inventory  for  fair consideration  and in the ordinary course of business  consistent with  past practices), (B) issue, sell or purchase any shares  of any  class or series of any of the issued and outstanding capital stock  of  Seller  or any subsidiary or any security  convertible into or exchangeable for such stock or any option or warrant with respect  to  such  stock (except options granted  under  existing stock  option  plans and shares of Seller capital stock  issuable upon the exercise or conversion of options, rights, or securities presently outstanding), or (C) merge or consolidate with  another entity, and (ii) neither of the Selling Parties nor anyone acting on their behalf will solicit, entertain or encourage inquiries or proposals, or enter into, pursue, or carry on any discussions  or negotiations,  with  respect  to  any  transaction  of  the  type referred  to in clause (i) above with any person or entity  other
than  Buyer.   Seller  will immediately cease  and  cause  to  be
terminated any existing activities, discussions or negotiations with any parties conducted heretofore in respect of any such transaction. Without limiting the generality of, or providing an exception to the foregoing, if an offer unsolicited by Seller, its investment bankers or their representatives, agents or others is received by Seller prior to the signing of this Agreement or the earlier approval by the Board of Directors, consistent with the fiduciary obligation Seller may then owe to its stockholders and to the extent required by applicable law, such offer may be communicated to the Board of Directors of Seller, provided that Seller will not provide information to such offeror. Seller will promptly advise Buyer of the identity of such offeror and communicate to Buyer the terms of any oral inquiry or proposal which it or they may receive and deliver to Buyer a copy of any such offer in writing. For purposes of this Section, such an unsolicited offer shall not include an offer by any offeror who has previously submitted an offer or proposal for, or had (or is currently having) negotiations with Seller. Buyer will have the right, prior to any other person, firm or corporation (including such offeror), to enter into an agreement to purchase the Purchased Assets and the Business from Seller at the same price and for the same terms and conditions as offered by such offeror.
Without limiting the rights of Buyer to pursue any remedies, the parties agree that damages are not an adequate remedy for a breach of this Section and that the obligations hereunder may be specifically enforced.

           The "Restrictive Period" shall continue until the expiration of the earlier of (a) forty-five (45) days after the date of the execution and delivery of this Agreement by all parties, and (b) the Closing.

           If requested by Buyer, Barry N. Bycoff shall exercise all vested options at their own expense.

          9         Temporary Extension of Occupancy.  Each of the Selling
Parties agrees to permit after the Closing Date the temporary continuation of the occupancy of the Business in its current space until Buyer makes alternative arrangements and so notifies
Seller, or until the expiration of thirty (30) days from the Closing Date, whichever is earlier. Such occupancy shall be in accordance with a short-term facilities lease in the form of
Exhibit 7.9 hereto, pursuant to which Buyer will agree to reimburse Seller for the pro rata portion of costs incurred on account of the continuation of such occupancy from and after the second Friday after the Closing Date, upon presentation of invoices therefore and proof of payment, and Seller will agree to make available to Buyer, as a contract provider, employees of Seller that Buyer wishes to assist it temporarily through such period of occupancy.

          10     Non-Competition.  (a) The Selling Parties will not and
will not permit any parent or subsidiary to, for a period of  ten
(10) years from the Closing Date (the "Limited Period"):

                (i)  directly or indirectly, anywhere within  the
United States and Germany (the "Territory"), own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with or have any interest in, as a stockholder, agent, consultant, partner or otherwise, or refer or exploit any customers, business or opportunities to or with, or otherwise assist in any manner any business which is competitive within the Territory with the Business and/or any business related or similar to the Business; or

                (ii) without the express prior written consent of Buyer, directly or indirectly employ or attempt to employ, or knowingly arrange or solicit to have any other person or entity employ, any person who heretofore has been, or is, on the date hereof or hereafter, in the employ of either of the Selling Parties or Buyer.

For purposes hereof, the sale or distribution of software in any and all media and advertising and promotional services in each case through catalogs and other direct mail publications, web site, Internet, Intranet and other on-line or electronic communications or distribution, and corporate reseller and wholesale operations, shall be deemed competitive with the Business, except that a Selling Party may provide product integration and consulting and support services as a value added reseller or systems integrator of software products providing Internet, Intranet and other on-line network security protection for electronic or enterprise-wide communications for corporate enterprises doing business on the Internet; provided that any third-party software products being distributed by Buyer are offered by Seller as a component of network security services and not on a stand-alone basis.

           (b) Since Buyer will be irreparably damaged if the provisions of Section 7.10(a) above are not specifically enforced, Buyer shall be entitled to an injunction restraining any violation or attempted violation of any of the provisions of this Section (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which Buyer may have.

          11     Plant Closings.  Each of the Selling Parties shall be
responsible  for making any and all filings with and  reports  to any  governmental authorities and furnishing any and all  notices to  employees  and others under all laws, rules and  regulations, domestic and foreign, relating to the closure of a plant or facility, the reduction of a work force or the termination of employment of any employee, including without limitation, under WARN, the Massachusetts Reemployment Assistance Program and the German Civil Code (collectively, "Work Force Laws"). Subject to
Section 2.8, the Selling Parties shall be responsible for making, prior to or as soon as reasonably practicable after the Closing Date, all payments to employees and others required under such
laws,   including,   without   limitation   all   such   payments
contemplated by the German Shut-Down Plan, and using their best efforts to obtain releases from such employees and others in favor of Buyer and its subsidiaries reasonably satisfactory to
Buyer.   All  such  filings, reports and notices  shall  be  made
within such time period as shall be prescribed by applicable law, and in any event within ten days from the date hereof. Set forth as item 7.11 to the Disclosure Schedule is a calculation of such payments for each of the Selling Parties.

          12        Record Retention.  Buyer agrees that for a period of
not  less than six years following the Closing Date it shall not, and  shall  not permit any other person to, destroy or  otherwise dispose  of  any  Files and Records existing  on  or  before  the
Closing Date except in a manner consistent with policies approved
by   counsel  for  Buyer  in  light  of  applicable  statutes  of
limitation.   For  a  period of six years following  the  Closing
Date, Buyer agrees that it shall upon reasonable notice make available to Seller and its representatives and agents all Files and Records relating to the Business on or before the Closing
Date, and permit Seller and its respective representatives and agents to examine, make extracts from and, at their expense, copy such Files and Records relating to the Business on or before the Closing Date at any time during normal business hours for any proper purpose relating to the Excluded Liabilities. Buyer shall have the right to destroy all or part or the Files and Records relating to the Business on or before the Closing Date after the sixth anniversary of the Closing Date or at an earlier time by giving Seller thirty days' prior written notice of such intended disposition and by offering to deliver to Seller, at Seller's expense, custody of such Files and Records relating to the Business on or before the Closing Date as Buyer may intend to destroy; if Buyer delivers any Files and Records to Seller, Seller agrees to retain such Files and Records and the provisions of this Section shall apply thereto with Seller having the rights and obligations of Buyer and Buyer having the rights and obligations of Buyer and Buyer having the rights and obligations of Seller.

                           ARTICLE 8

          8.     Indemnification.

          1      Obligation to Indemnify.

               (a) Buyer hereby assumes and agrees to indemnify and hold each Selling Party harmless from, against and in respect of, and shall on demand reimburse the Selling Parties for:

                    (i)        any and all Assumed Liabilities;

                    (ii)       any and all loss, liability, damage or deficiency
suffered  or  incurred  by  a Selling Party  resulting  from  any
misrepresentation   or   breach   of   warranty   by   Buyer   or
nonfulfillment of any covenant to be performed or complied with by Buyer under this agreement or in any agreement, certificate, document or instrument executed by Buyer and delivered to Seller pursuant hereto or in connection with this Agreement; and

                    (iii) all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing, or reasonably incurred in investigating or attempting to avoid any of same or to oppose the imposition thereof or in enforcing any of the obligations under this Section 8.1(a).

               (b) The Selling Parties jointly and severally hereby assume and agree to indemnify and hold Buyer harmless from, against and in respect of, and shall on demand reimburse Buyer for:

                    (i)        any and all Excluded Liabilities;

                    (ii)       any and all loss, liability, damage or deficiency
suffered    or   incurred   by   Buyer   resulting    from    any
misrepresentation or breach of warranty or nonfulfillment of any covenant by Seller under this agreement to be performed or complied with or in any agreement, certificate, document or instrument executed by a Selling Party and delivered to Buyer pursuant hereto or in connection with this Agreement;

  (iii) any and all loss, liability, damage, cost or expense suffered or incurred by Buyer in respect of or in connection with any and all debts, liabilities and obligations of, and any and all violation of laws, rules, regulations, codes or orders by a Selling Party, direct or indirect, fixed, contingent, legal, statutory, contractual or otherwise, which exist at or as of the Closing Date or which arise after the Closing Date but which are based upon or arise from any act, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the Closing Date, whether or not then known, due or payable, except to the extent specifically assumed by Buyer under the terms of this Agreement;

  (iv) any and all loss, liability, damage, cost or expense suffered or incurred by Buyer based on or arising out of the infringement or alleged infringement of products of the Business sold by a Selling Party of the Proprietary Rights of any third party;

  (v) any and all loss, liability, damage, cost or expense suffered or incurred by Buyer based on or arising out of any defective or allegedly defective product or service warranty and/or third party liability claims (whether alleged in contract, tort, strict liability or otherwise), which exist at or as of the Closing Date or which arise after the Closing Date but which are based upon or arise from any act, transaction, circumstance, sale of goods or services, state of fact or other condition which occurred or existed on or before the Closing Date, including, without limitation, any products manufactured, assembled, sold or distributed by a Selling Party or its predecessors in interest at any time;

  (vi) any and all loss, liability, damage, cost or expense suffered or incurred by Buyer based on or arising from (A) the presence of any Hazardous Substance on or about any premises occupied by any Selling Party or any hazardous discharge on or prior to the Closing Date, and/or any environmental complaint, and/or the failure to obtain any license or permit required in connection with any Hazardous Substance or hazardous discharge or the retention, disposal, treatment or use thereof, and/or arising out of any noncompliance with any environmental, health or safety law, ordinance, rule or regulation (each, an "Environmental Requirement"), in each case, based on or arising from any act, transaction, state of facts or other condition which occurred or existed on or before the Closing Date, whether or not then known,
(B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any hazardous discharge, the presence, use, disposal or treatment of a Hazardous Substance, or noncompliance with any Environmental Requirement, on or prior to the Closing Date, and/or (C) any environmental complaint and/or any demand of any government agency or authority prior to, on or after the Closing Date which is based upon or in any way related to any hazardous discharge, the presence, use, disposal or treatment of a Hazardous
Substance, and/or noncompliance with any Environmental Requirement on or prior to the Closing Date, and including, without limitation and in each such case under this clause (vi), the reasonable costs and expenses of all remedial action and clean-up, attorney and consultant fees, investigation, sampling and laboratory fees, court costs and litigation expense and costs arising out of emergency or temporary assistance or action undertaken by or as required by any duly authorized regulatory body in connection with any of the foregoing;

   (vii) any and all loss, liability damage, cost or expense suffered or incurred by Buyer by reason of noncompliance with the provisions of the bulk transfer provisions of the Uniform Commercial Code or any other bulk transfer law of any jurisdiction, or with the provisions of any and all Work Force Laws (including, without limitation, the failure of a Selling Party to satisfy all obligations to its current employees for wage continuation, severance, reemployment assistance and termination pay and other benefits), in connection with any of the transactions contemplated by this Agreement, except to the extent of liability specifically assumed by Buyer under the terms of this Agreement;

  (viii) any and all loss, liability, damage, cost or expense suffered or incurred by Buyer by reason of any claims of or entitlements to severance pay, termination pay and/or other benefits arising or accruing or claimed to arise or accrue with respect to any employee of Seller, whether by reason of or in connection with any of the transactions contemplated by this Agreement or otherwise to the extent based on any employment of such employee by any Selling Party;

                    (ix) any and all taxes, including, without limitation, income, franchise, property, sales, use, added value, employees' income withholding and social security taxes, and all assessments or governmental charges imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by any Selling Party in connection with or arising out of the operation of its business on or prior to the Closing Date and all interest and penalties thereon; and

                    (x) all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing, or reasonably incurred in investigating or attempting to avoid any of same or to oppose the imposition thereof or in enforcing any of the obligations under this Section 8.1(b).

          2      Survival; Limitations. (a) The respective representations
and  warranties of the parties contained in this Agreement or  in any  agreement, instrument or document delivered pursuant  hereto and  indemnification in respect thereof shall survive the Closing
Date  until April 30, 1998, except for the provisions of Sections
4.11, 4.12, 4.15, 4.16 and 8.1(b)(ix) hereof, which shall survive for  thirty  (30) days beyond the full period of  all  applicable statutes  of limitations (giving effect to any waiver, mitigation or  extension thereof), and except for the provisions of Sections
4.2, 4.5, 4.6 and 4.8 hereof which shall survive the Closing Date without  time  limit.  Notwithstanding the foregoing,  individual representations and warranties referred to in this Section 8.2(a)
shall    survive   the   periods   specified   if    notice    of
misrepresentation or breach thereof giving rise to such right  of

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

indemnity shall have been given as herein provided to the party or parties against whom such indemnity may be sought prior to the expiration of such periods, and the covenants and agreements of parties hereto contained in this Agreement or any agreement, instrument or document delivered pursuant hereto and indemnification in respect thereof shall survive the Closing Date without time limit.

               (a)       No party hereto shall have an indemnification
obligation  pursuant  to  this  Article  8  in  respect  of   any
representation, warranty or covenant unless such party shall have received from the party seeking indemnification written notice of
the   existence  of  the  claim  for  or  in  respect  of   which
indemnification is sought. Such notice shall set forth with reasonable specificity (i) the basis under this Agreement, and the facts that otherwise form the basis, of such claim, (ii) an estimate of the amount of such claim (which estimate shall not be conclusive of the final amount of such claim) and an explanation of the calculation of such estimate, including a statement of any significant assumptions employed therein, and (iii) the date on and manner in which the party delivering such notice became aware of the existence of such claim.

               (b) Notwithstanding anything to the contrary contained in this Agreement, the Selling Parties shall not be required hereunder  to  indemnify or hold Buyer or any  affiliate  thereof harmless against damages or other losses until such time  as  the
aggregate  amount  of  all  losses,  liabilities,  damages,   and
expenses  of  indemnitees based thereon  or  resulting  therefrom shall exceed $75,000 (the "Liability Cushion"), at which time the
Selling  Parties  jointly  and  severally  shall  be  responsible without  regard to such threshold; provided, however,  that  such
Liability  Cushion  shall  not  apply  to  or  include  (A)   any
obligations  of  the Selling Parties for Excluded Liabilities  or
under  Sections  2,  6  or 7 hereof, or  any  other  covenant  or
agreement   of   any   Selling  Party  (as   opposed   to   their
representations  and warranties) relating to a period  after  the
Closing   contained  in  this  Agreement,  or  (B)  any   losses,
liabilities,    damages    and    expenses    in    respect    of
misrepresentations or breaches of warranty as to title contained in Sections 4.5 or 4.6 hereof, taxes or other payments contained in Sections 4.11 or 4.12, litigation contained in Section 4.7, or

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

as to the Consent Solicitation Statement or Consent Solicitation contained in Section 4.16 hereof; provided, further, however, that the aggregate liability of the Selling Parties under this Agreement to Buyer shall not exceed the Purchase Price theretofore actually received by the Selling Parties (including the Escrow Fund).

               (c) In the event that a Selling Party becomes liable to Buyer hereunder, the Selling Parties shall be entitled to a credit or offset against any such liability an amount equal to
(i) the net amount of insurance proceeds received by Buyer in respect of such indemnifiable loss, and (ii) except to the extent already provided for in Section 8.2(e) or elsewhere in this Agreement, the present value (as calculated pursuant to Section
8.2(e) of any net tax benefit, if any, attributable to such loss and actually realized by Buyer during any taxable period after the Closing Date in connection with the loss or damage suffered by it which forms the basis of the liability of the Selling
Parties' liability hereunder. Such tax benefit shall be equal to the product of (x) any allowable tax deduction attributable to such loss (reduced by any tax income or tax basis reduction resulting from the receipt of any indemnity payment in respect of such loss) which was or will be available in computing any tax owed by Buyer for any taxable period after the Closing Date and
(y) the maximum marginal rate of such tax payable by Buyer for any taxable period in which such deduction was or will be available after first reflecting all other items of income, gain, deduction, loss or credit (including but not limited to any net operating loss) for such taxable period.

               (d) Whenever any indemnification payment is made by any party and such payment is includable in the taxable income of the indemnified party for purposes of any tax, such payment shall be adjusted to an amount that will provide the indemnified on an after-tax basis with an amount equal to the amount of the underlying indemnification claim. For purposes of calculating the adjustment to the indemnified party pursuant to the preceding sentence, if any, the following items shall be taken into account: (A) all taxes imposed with respect to the accrual or receipt of such indemnification payment (as the same may be increased pursuant to this Section 8.2(e)), and (B) any tax

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

savings (including without limitation any credit, deduction or other benefit) realized or to be realized by the indemnified party as a result of (i) the payment or accrual of the amounts in respect of which the underlying indemnification payment and any additional payments to be made pursuant to this Section 8.2(e) to or on behalf of the indemnified party hereunder is made, and (ii) if the payment to or on behalf of the indemnified party hereunder relates to taxes, any additional tax benefit that the indemnified party will be entitled to receive as a result of any tax adjustment to which such indemnification payment relates. For purposes of the preceding sentence, when the indemnified party will receive a tax savings in a year following the tax year the indemnification is made, the value of the tax savings shall be calculated on a present value basis, and the discount rate used shall be the rate set forth from time to time under the authority of Section 7520(a)(2) of the Code. To the extent that any disagreements relating to this Section 8.2(e) arise in regard to tax effecting any indemnification payment, and such disagreements are not resolved by mutual agreement, such agreements shall be resolved by an accounting firm in the manner set forth in Section 2.6.

               (e) Except as otherwise provided in the Escrow Agreement, and subject to the provisions of Section 8.4 hereof, any indemnification payment shall be made not later than thirty  (30)
days  after  receipt by the indemnifying party of a  request  for indemnification  from the indemnified party  specifying  that  an indemnifiable  amount  has been paid by or  is  payable  by  such
indemnified   party  and  the  amount  thereof,  and   any   such
indemnification payment that is not made when due shall bear interest at the rate of ten percent (10%) per annum for each day until paid.

               (f) To the extent that a Selling Party liquidates or dissolves or distributes assets after the Closing Date, the provisions of this Article 8 shall be applicable to those persons or entities who shall then be stockholders of such Selling Party, on the same terms and subject to the same limitations as are applicable to such Selling Party.

          3         Claims.  Buyer shall promptly give Seller written
notice  of  any matter which Buyer has determined  has  given  or which Buyer expects is likely to give rise to a right of indemnification under this agreement stating the amount of the loss, if known, provided that failure to give any such notice shall not reduce the indemnity available hereunder except to the extent such failure increased the amount to be indemnified
hereunder.   The  obligations  and  liabilities  of  the  Selling
Parties under this Article 8 with respect to loss arising from claims of any third party (including, without limitation, claims by any assignee or successor of Buyer or any governmental agency) that are subject to the indemnification provided for in this
Article 8 ("Third-Party Claims") shall be governed by and be contingent upon the following additional terms and conditions: if Buyer shall receive notice of any Third-Party Claim, Buyer shall give Seller prompt written notice thereof and shall permit Seller, at its option, to participate in the defense of such Third-Party Claim by counsel of its own choosing and at its expense, provided that failure to give any such notice shall not reduce the indemnity available hereunder except to the extent such failure increased the amount to be indemnified hereunder.
If Seller acknowledges in writing its obligation to indemnify Buyer hereunder against any loss, damage, cost or expense that
may   result  from  such  Third-Party  Claim  (subject   to   the
limitations set forth in Section 8.2, if applicable), Seller shall be entitled, at its option, to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice if it gives prompt written notice of its intention to do so to Buyer. Buyer shall have the right to employ separate counsel and participate in the defense of such Third-Party Claim which has been assumed by Seller, but the fees and expenses of such counsel shall be at the expense of Buyer unless either of the following conditions exists (in which case the fees and expenses of such counsel shall be at the expense of Seller): (i) Seller has agreed in writing to pay such fees and expenses, (ii) Seller, or Seller's counsel, is not diligently pursuing such defense or (iii) Buyer has defenses which are different from those of Seller. If Seller exercises its right to assume the defense against any such Third-Party Claim as provided above, Buyer shall cooperate with Seller in such defense and make available to Seller, at Seller's expense, all pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by Seller. Similarly, if Buyer is, directly or indirectly, conducting the defense against any such Third-Party Claim, Seller shall cooperate with Buyer in such defense and make available to it all such records, materials and information in its possession or under its control
relating  thereto as is reasonably required by  Buyer.   No  such
Third-Party Claim may be settled by either Buyer or Seller without the written consent of the other, which consent shall not be unreasonably withheld.

          4         Arbitration.  (a) The parties hereto agree that they
shall  use  their best efforts to settle amicably  any  disputes, differences or controversies arising among the parties out of  or
in   connection  with  the  indemnification  provisions  of  this
Agreement.    However,   any   such  disputes,   differences   or
controversies,  if not so settled within thirty (30)  days  after
occurrence   thereof,  shall  be  submitted  to  arbitration   in
accordance  with  the  rules  and  procedures  of  the   American
Arbitration  Association,  by  three  arbitrators  appointed   in
accordance  with  such  rules,  at  the  request  of  any  party;
provided, however, that nothing contained herein shall prevent the party or parties hereinafter indicated from pursuing any and all of their rights and remedies in the courts of any competent jurisdiction, without submitting the same to arbitration or consenting to the arbitration thereof, as follows:

           (i) Buyer, in the event of a default or alleged default by a Selling Party in its obligations with respect to Excluded Liabilities or under Articles 2, 6, or 7 hereof or any other matter to which the Liability Cushion shall not be applicable.

           (ii) Either party, in the event of the occurrence or alleged occurrence of an event of termination under Article 9 or payment of the Break-up Fee in respect thereof.

           (iii) Buyer, in the event of a claim for or in the nature of fraud. An individual matter shall be deemed fully and finally resolved in the event of a matter submitted to arbitration upon the entry of an award by the arbitrator and, in the event of a matter submitted to a court, upon the entry of judgment by a court of final authority. Any award rendered as a result of arbitration shall be final and may be enforced in any court having jurisdiction over the party to be bound.


                           ARTICLE 9

          9.        Termination.

          1         Termination.  Notwithstanding anything in this
Agreement to the contrary:

               (a) Mutual Consent. This Agreement may be terminated by the mutual written consent of Buyer and Seller.

               (b) Selling Party Breach. If, notwithstanding the terms of this Agreement, any of the conditions to Buyer's obligation to proceed set forth in Article 3 hereof shall not have been fulfilled, or any of the covenants, agreements or obligations required by the terms of Article 6 to be performed by a Selling
Party shall not have been duly or properly performed or complied with or a Selling Party hereto shall intentionally fail or refuse to consummate the transactions contemplated herein or to take any other action referred to herein to be taken by it necessary to consummate the transactions contemplated herein, then Buyer shall have the right in addition to the other rights specified in
Section 9.2, at its election, to terminate this Agreement by five
(5) days' written notice given to Seller or to close the purchase of the Purchased Assets as herein provided.

               (c) Outside Date. Except as provided in Section 9.1(b) hereof, if for any reason the Closing Date shall not have occurred on or before June 28, 1996, unless otherwise agreed to in writing between Buyer and Seller, this Agreement shall terminate automatically at the close of business on such date.

               (d) Legal Restraint. Any party may, by at least forty-five days' prior notice to the other parties, terminate this Agreement if at the time the written notice of termination is given there is in effect a preliminary or permanent injunction enjoining the sale, transfer or delivery of the Purchased Assets or the payment of the Purchase Price, unless such injunction shall be stayed, lifted or dismissed.

               (e)       No Shop.  Without limiting Section 7.8 or any other
provision  of  this  Agreement,  Buyer  shall  have  the   option
(exercisable in its sole discretion) to terminate this Agreement, upon written notice to Seller, if after the date hereof (i) there is any negotiation or solicitation by Seller or any of its Affiliates which would violate Section 7.8 of this Agreement or
(ii) any person conducts an auction, or solicits or requests bids or offers, with respect to a purchase of all or a material portion of the Purchased Assets or the Business or any other transaction referred to in Section 7.8 (whether or not any such bids or offers are made or accepted).

               (f) Decrease of Revenue - Seller. If during the Revenue Measurement Period the revenue from operations of the Business being  purchased hereunder shall be twenty percent (20%) or  more less than the revenue for such period reflected on the Transition
Plan  (calculated as provided in Section 2.6 above), then  Seller shall  have  the  right,  at  its  election,  to  terminate  this
Agreement  by five (5) days' written notice given to  Buyer  upon payment to Buyer of a sum equal to two (2) times the Break-up Fee
(i.e.,  $500,000) (unless such termination shall occur  prior  to the  satisfaction  of the condition set forth in  Section  3.6(h)
above,  then  in  any  such  case  the  Break-up  Fee  shall   be
$1,000,000), or to close the sale of the Purchased Assets as herein provided; provided, that Seller shall be entitled to so terminate this Agreement only if (i) the representations and warranties of each of the Selling Parties contained in this Agreement shall be true and correct in all material respects and each of the Selling Parties shall have performed all of its obligations under this Agreement to the extent required to be performed on or prior to the scheduled Closing Date; and (ii) the consummation of the transaction contemplated hereby shall not have been prevented by the failure of any condition to its obligations set forth in this Agreement to have been satisfied as a consequence of any act or omission by a Selling Party.

               (g) Buyer Breach. If, notwithstanding the terms of this Agreement, any of the conditions to a Selling Party's obligation to proceed set forth in Article 3 hereof shall not have been fulfilled, or Buyer shall intentionally fail or refuse to consummate the transactions contemplated herein or to take any other action referred to herein to be taken by it necessary to consummate the transactions contemplated herein, then Seller shall have the right, at its election, to terminate this Agreement by five (5) days' written notice given to Buyer or to close the purchase of the Purchased Assets as herein provided.

          2         Remedies.

               (a) Specific Performance. If Buyer shall desire to proceed with the Closing despite any breach, condition or intentional failure or refusal of a Selling Party of the type described in
Section 9.1(b) hereof, Buyer shall have the right to pursue the remedy of specific performance as provided in Section 10.1.

               (b)       Damages.  Subject to compliance with the terms of
Section 9.2(d), if Buyer shall terminate this Agreement pursuant to Section 9.1(b), 9.1(c) or 9.1(e), it shall have the right to collect from the Selling Parties or any of them the Break-up Fee;
and  if Seller shall terminate this Agreement pursuant to Section
9.1(f),  Buyer shall have the right to collect from  the  Selling
Parties or any of them a sum equal to the applicable Break-up Fee set forth in Section 9.1(f), depending on whether the condition set forth in Section 3.6(h) shall have been satisfied. If Seller shall terminate this Agreement pursuant to Section 9.1(g), it shall have the right to collect from Buyer its reasonable attorneys' fees and other out-of-pocket expenses incurred in connection with the negotiation and execution of this Agreement, the Consent Solicitation and other matters contemplated hereby.

               (c) Effect of Termination. Any termination of this Agreement by either party hereto shall have the effect of causing this  Agreement thereupon to become void and of no further  force or effect whatsoever, and thereupon no party hereto will have any rights, duties, liabilities or obligations of any kind or  nature whatsoever against any other party hereto based upon either  this
Agreement  or  the transactions contemplated hereby,  except,  in each  case  (i)  the  obligations of Seller to  pay  Buyer  under
Sections  7.7 or 9.2(d), (ii) the obligations of each party  with respect to confidentiality set forth in Sections 6.1 and 6.4, and with  respect  to brokers and finders set forth in  Section  7.3,
(iii)  any  obligations under Section 7.8 and Sections 9.2(b)  or
9.2(d),   and (iv) the obligations of each party with respect  to
accountants' fees set forth in Section 2.6.

               (d) Attorneys' Fees. In any action, suit, or other proceeding under or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other out-of-pocket expenses from the losing party.


                           ARTICLE 10

          10.    Miscellaneous.

          1         Specific Performance.  The Selling Parties jointly and
severally agree that the Purchased Assets are unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, Buyer shall have the right specifically to enforce the performance of the Selling Parties under this Agreement without the necessity of posting any bond or other security, and each Selling Party hereby waives the defense in any such suit that Buyer has an adequate remedy at law and agrees not to interpose any opposition, legal or otherwise, as to the propriety of specific performance as a remedy. The remedy of specifically enforcing any or all of the provisions of this Agreement in accordance with this Section shall not be exclusive of any other rights which Buyer may have to terminate this Agreement, or of any other rights or remedies which Buyer may otherwise have under this Agreement or otherwise, all of which rights and remedies shall be cumulative.

          2      Binding Agreement; Assignment.  All the terms and
provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, heirs, legal representatives and permitted
assigns.   No  Selling  Party may assign any  of  its  rights  or
obligations under this Agreement. This Agreement and all rights of Buyer shall be assignable to one or more subsidiaries or affiliates of Buyer. Such assignment shall not relieve Buyer of its obligations hereunder.

          3      Law To Govern.  This Agreement shall be construed and
enforced in accordance with the internal laws of the State of Delaware applicable to contracts executed, delivered and to be fully performed in the State of Delaware, without regard to contrary principles of conflict of laws.

          4      No Public Announcement.  No party hereto shall, without
the  prior  written approval of Buyer and Seller, make any  press release  or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent  that
Buyer or Seller shall be so obligated by law or the rules of  any stock  exchange,  in which case such party shall  so  advise  the other party and Buyer and Seller shall use their reasonable  best efforts to cause a mutually agreeable release or announcement  to be  issued;  provided  that  the  foregoing  shall  not  preclude
communications   or  disclosures  necessary  to   implement   the
provisions of this Agreement or to comply with accounting and SEC disclosure or reporting obligations.

          5      Notices.  All notices shall be in writing and shall be
deemed to have been duly given if delivered personally or when deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or when delivered to a nationally recognized overnight courier service or when sent by electronic facsimile transmission (with a copy to follow by mail as aforesaid), to the other party hereto at the following addresses:

                    if to Seller, to:

                    The Software Developers Company, Inc.
                    33 Riverside Drive
                    Pembroke, Massachusetts  02359
                    Attention:  President
                    with a copy to:

                    Testa Hurwitz & Thibeault, LLP
                    High Street Tower
                    125 High Street
                    Boston, Massachusetts  02110
                    Attention:  John M. Hession, Esq.


                    if to Buyer, to:

                    Programmer's Paradise, Inc.
                    1163 Shrewsbury Avenue
                    Shrewsbury, New Jersey  07702
                    Attention:  President

                    with a copy to:

                    Golenbock, Eiseman, Assor & Bell
                    437 Madison Avenue
                    New York, New York  10022
                    Attention:  Lawrence M. Bell, Esq.

or to such other address as any such party may designate in writing in accordance with this Section 10.5.

          6      Fees and Expenses.  Except as otherwise provided in
Sections 2.6, 7.7 and 9, each of the parties hereto shall bear its own costs and expenses (including, without limitation, fees
and   disbursements  of  its  counsel,  accountants   and   other
financial,  legal,  accounting or  other  advisors)  incurred  or otherwise  payable  by  it in connection  with  the  preparation,
negotiation,   execution,  delivery  and  performance   of   this
Agreement and each of the other documents and instruments executed in connection with or contemplated by this Agreement.

          7         Convenience of Forum; Consent to Jurisdiction.  The
parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in New York City, and/or the United States District Court for the Southern District of New York and/or the Bankruptcy Court for the Southern District of New
York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 10.5.

          8      Severability.  In the event that any of the provisions
contained in this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason because of the scope, duration or area of its applicability or
for   other  reasons,  unless  narrowed  by  construction,   such
provision  shall  for  purposes of  such  jurisdiction  only,  be
construed   as  if  such  invalid,  prohibited  or  unenforceable
provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have  the  power to modify, to the extent necessary to make  such provision or provisions enforceable in such jurisdiction, such scope, duration or area or all of them, and such provision shall then  be  applicable in such modified form).  If, notwithstanding the foregoing, any such provision would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason,
such   provision,  as  to  such  jurisdiction  only,   shall   be
ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of  this Agreement.  No narrowed construction, court-modification or invalidation of any provision shall affect the construction, validity or enforceability of such provision in any other jurisdiction. Subject to the foregoing, in case any one or more of  the provisions contained herein should be invalid, illegal or
unenforceable  in  any  respect,  the  validity,   legality   and
enforceability of the remaining provisions contained herein shall not be affected in any way thereby.

          9      Entire Agreement.  This Agreement and the schedules,
exhibits and other documents referred to herein which form a part hereof contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred
to  herein.   This Agreement supersedes all prior agreements  and
understandings between the parties with respect to such subject matter, except that the provisions of any former letter agreement between or among Buyer and any of the Selling Parties with respect to confidentiality shall survive until the Closing.

               10     Amendments; Consents and Waivers.  This Agreement and
the other agreements to be executed in connection herewith may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by Buyer and Seller. Any failure by any party to this Agreement to comply with any of its obligations hereunder may be waived by any Seller in the case of a default by Buyer and by Buyer in case of a default by a Selling Party. No waiver shall be effective unless in writing and signed by the party granting such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

               11     Counterparts.  This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          12     No Third-Party Beneficiaries.  Nothing herein, express or
implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement or any other documents executed in connection with this Agreement.

          13     Section Headings.  The Article, Section and paragraph
headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of this Agreement.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                   PROGRAMMER'S PARADISE, INC.


                                   By: /s/ Roger Paradis
                                        President



                                   THE SOFTWARE DEVELOPER'S
                                   COMPANY, INC.



                                   By: /s/ Barry N. Bycoff
                                        President


                                    SOFTWARE DEVELOPER'S  COMPANY
                                    GMBH



                                   By: /s/ Barry N. Bycoff
                                        Managing Director

                                                     Schedule 1.2


                        EXCLUDED ASSETS




     1. All cash-on-hand or in banks or savings institutions on the Closing Date, deposits (including security deposits), bank accounts, money market instruments and cash equivalents, other than cash-in-transit which shall be a Purchased Asset, and other than advance payments, customer advances and prepayments in respect of backlog of the Business or which otherwise relate to the Purchased Assets or the Business;

      2. Accounts receivable arising from ISC, PCT or New Media sales;

     3.   ISC;

     4.   PCT;

     5.   New Media;

     6.   Real property leases and leasehold improvements;

      7. Furniture in the offices of Barry Bycoff, Joseph Burke and James O'Connor;

      8. Tangible personal property subject to an operating lease; and leases of tangible personal property not set forth on
Schedule 1.1(g) hereto;

      9. Machinery and equipment not specifically included as a Purchased Asset, including without limitation, a certain stand-by generator.

      10. Any and all claims and rights to claim for income, franchise and other tax benefits, whether or not applied for, and all rights of tax offset, refunds and credits in favor of a Selling Party;

      11. All insurance and similar claims and proceeds of a Selling Party with respect to assets not transferred to Buyer at Closing which have been damaged by events or occurrences on or prior to the Closing Date;

      12. The minute books, corporate seal and stock and organizational records and tax records of a Selling Party and all other corporate records of the Selling Party having exclusively to do with the corporate organization or capitalization of the Selling Party.

      13. The consideration to be delivered to a Selling Party pursuant to this Agreement, and the bank accounts into which the Purchase Price shall be wired or deposited pursuant to the provisions hereto;

      14. All insurance policies maintained by or on behalf of a Selling Party (including, without limitation, any return of charges or premiums under retrospective rating plans);

      15. All intercompany indebtedness, receivables and other obligations;

     16.  All motor vehicles;

      17.   Theft  insurance  proceeds of  approximately  $40,000
(claim number ______________).

     18.  Employee Receivables;

     19.  Investment in subsidiaries;

     20.  Recoveries from previously written-off receivables; and

     21.  Inventory and assets of PCT and New Media

                                                        EXHIBIT 2
                          BILL OF SALE


           THIS BILL OF SALE ("Bill of Sale"), dated June 28, 1996, is entered into among THE SOFTWARE DEVELOPER'S COMPANY, INC., a Delaware corporation (the "SDC"), and SOFTWARE DEVELOPER'S COMPANY GMBH, a German corporation ("SDEV Germany") (SDC and SDEV Germany are hereinafter referred to individually and collectively as the "Selling Parties"), and Programmer's Paradise, Inc., a Delaware corporation (the "Buyer") pursuant to the terms of the Agreement of Purchase and Sale of Assets (the "Agreement"), dated as of May 16, 1996, by and among Buyer and the Selling Parties.

Capitalized terms used herein shall have the same meanings and definitions as set forth in the Agreement, unless otherwise specifically defined in this Bill of Sale.

           KNOW ALL MEN BY THESE PRESENTS, that pursuant to the terms and conditions of the Agreement and for the consideration set forth therein, the receipt and sufficiency of which are hereby acknowledged, the Selling Parties hereby grant, convey, assign, transfer and deliver to Buyer all of the Selling Parties' right, title, interest and benefit, of whatever kind and nature, in and to the Purchased Assets, free and clear of any liens, charges and encumbrances of any nature whatsoever.

          TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever.

           All of the terms and provisions of this Bill of Sale will be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

           The Selling Parties hereby constitute and appoint Buyer, its successors and assigns, the true and lawful attorney or attorneys of the Selling Parties, with full power of substitution, in the name of Buyer or in the name of any of the Selling Parties, by and on behalf of and for the sole benefit of Buyer, its successors and assigns, to demand and receive from time to time any and all of the Purchased Assets, and from time to time to institute and prosecute, in the name of the Selling Parties or otherwise, any and all proceedings at law, in equity or otherwise, which Buyer or its successors or assigns, may deem necessary or desirable in order to receive, collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby transferred, assigned and conveyed to Buyer and to defend and compromise any and all actions, suits or proceedings in respect thereof and to do all such acts and things and execute any instruments in relation thereto as Buyer or its successors or assigns shall deem advisable. Without limitation of the foregoing, the Selling Parties hereby authorize any officer of Buyer to endorse or assign any instrument, contract or chattel paper relating to the Purchased Assets. The Selling

Parties agree that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable.

           Notwithstanding the foregoing, no provision of this Bill of Sale shall in any way modify, replace, amend, change, rescind, waive or in any way affect the express provisions
(including the warranties, covenants, agreements, conditions, representations or any of the obligations and indemnifications, and the limitations related thereto) set forth in the Agreement, this Bill of Sale being intended solely to effect the transfer of property sold and purchased pursuant to the Agreement in accordance with the Agreement.

           IN WITNESS WHEREOF, each of the parties hereto has executed this Bill of Sale on the date first above written.


                              THE  SOFTWARE DEVELOPER'S  COMPANY,
                              INC.


                              By: /s/ Barry N. Bycoff
                              Name: Barry N. Bycoff
                              Title: President



                              SOFTWARE DEVELOPER'S COMPANY GMBH


                              By: /s/ Barry N. Bycoff
                              Name: Barry N. Bycoff
                              Title: Managing Director

                                                        EXHIBIT 3

              FACILITIES AND EMPLOYEE USE AGREEMENT


     Agreement, dated as of June 28, 1996, by and between Programmer's Paradise, Inc. ("Buyer") and The Software
Developer's Company, Inc. ("Seller").

                      W I T N E S S E T H:

     WHEREAS, Buyer and Seller are parties to that certain
Agreement of Purchase and Sale of Assets, dated as of May 16, 1996 (the "Purchase Agreement"):

     WHEREAS, to induce Buyer to enter into the Purchase Agreement, Seller has agreed to provide Buyer, following the Closing, with (i) the use of its office and warehouse facility located at 33 Riverside Drive (the "Riverside Facility") and its warehouse facility located at 300 Oak Street, 810 Corporate Park (the "Oak Facility"), each located in Pembroke, Massachusetts (collectively referred to herein as the "Facilities"), and
(ii) the services of certain of its employees designated by Buyer; and

     WHEREAS, this Agreement is entered into in connection with
Section 7.9 of the Purchase Agreement.

     NOW THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows (with all capitalized terms used herein and not otherwise defined having the meanings ascribed to such terms in the Purchase Agreement):

     1. Use of the Facilities. Following the Closing, Seller shall permit Buyer unrestricted occupancy and use of the Facilities in connection with the operation of the Business, including, without limitation, for the purposes of storing, staging and shipping of Purchased Assets, and supervising and observing such operations, sales and other activities, on the following terms and conditions:

          (a) Buyer shall have the right of peaceful, quiet and uninterrupted possession, use and enjoyment of each of the Facilities until the earlier to occur of (the "Termination Date")
(i) August 15, 1996, and (ii) with respect to either Facility so designated by Buyer, the effective date of any notice from Buyer to Seller that Buyer no longer intends to occupy and use such designated Facility.

          (b) As full consideration for the use of the Facilities as aforesaid, Buyer shall pay to Seller the applicable fee set forth below (the "Facilities Fee"):

               (i)  For the period beginning on the day
immediately following the Closing Date through and including
July 14, 1996, no Facilities Fee shall be owing or payable by Buyer;

               (ii) For the period from July 15, 1996 through and including July 31, 1996, the total Facilities Fee for such period shall be equal to (A)$4,482 for the Riverside Facility and
(B) $879 for the Oak Facility; provided, however, that such fee shall be reduced, on a pro-rata basis, if the Termination Date shall have occurred prior to the end of such period.

               (iii) For the period following July 31, 1996 through the Termination Date, the Facilities Fee shall be equal to one-half of the monthly rent for each such facility on a per diem basis (i.e. $289.16 per day for the Riverside Facility and $56.71 per day for Oak Facility); provided, however, that in the event that Buyer is then occupying less than one-half of the space in any such Facility, the per diem Facilities Fee for such facility for such period shall be reduced on a pro-rata basis based upon Buyer's actual occupancy percentage of each such Facility.

The Facilities Fee for any such period specified above shall be payable on the last day of the applicable period. Buyer shall deposit with the Seller, on or prior to July 10, 1996, $35,000 as a security deposit in connection with the Facilities Fee. Such deposit shall pay interest at a rate of 6% per annum.

          (c) Seller shall continue to pay and be responsible and liable for all amounts payable under the leases for the Facilities, as well as all other costs and expenses associated with, or related to, the use and occupancy the Facilities, including, without limitation, fees for utilities, cleaning services, taxes, water and maintenance and Seller agrees to maintain all such services at all times prior to the Termination Date.

          (d) Seller shall cooperate with Buyer in all respects reasonably requested by Buyer to facilitate the occupancy and use of the Facilities by Buyer, including, without limitation, permitting Buyer to establish such security measures as Buyer deems appropriate. Seller agrees to restrict the occupancy and use of the Facilities by its officers, directors and employees to normal business hours (8:00 a.m. to 8:00 p.m.) and shall permit any interference with the operations or activities of Buyer or any security measures adopted by Buyer.

          (e)  Seller represents and warrants that
occurrence-based fire and extended "all risk" insurance on the Facilities is currently in effect (as indicated in the certificate of insurance delivered to Buyer concurrently with the execution and delivery hereof), and Seller shall maintain such insurance in full force and effect with respect to all periods from the date hereof through the Termination Date.

          (f) Seller's executive officers and human resource personnel shall have access to the Facilities during normal business hours (8:00 a.m. to 8:00 p.m.).

     2. Use of the Designated Employees. Seller hereby agrees provide to Buyer the services of the employees of Seller listed on Schedule A hereto (the "Designated Employees"), on a full-time basis, for the period(s) set forth opposite such employee's name on Schedule A, until no later than July 31, 1996, on the following terms and conditions:

          (a) As full consideration for the services of the Designated Employees during the such period(s), Buyer shall pay to Seller a fee for each Designated Employee equal to the product of (i) 150% of such Designated Employee's base salary, divided by 365, and (ii) the number of days such Designated Employee shall have performed full-time services for Buyer in accordance with Schedule A (provided such Designated Employee continues to provide full-time services to Buyer for such period). Such fee shall be payable by Buyer to Seller on the last day of every week during such period.

          (b) During such period(s), Seller shall use its best efforts to maintain the employment of the Designated Employees and continue to pay and be responsible and liable for all liabilities, costs and expenses associated with, or related to, the Designated Employees. The Designated Employees shall not be deemed to be employed by, or employees or independent contractors of, Buyer.

          (c) During such period(s), Seller shall, at its expense, continue to pay for and maintain in effect all employee benefits described in the Employee Retention Plan.

          (d) Buyer shall be deemed and entitled to own all of the results and proceeds of any of the Designated Employees services, including all right, title and interest in and to any and all sales, contacts, clients, products, processes, concepts, methods, ideas, creations, designs and/or systems (including, without limitation, all those of an advertising, marketing or promotional nature), and any improvement thereon, which may be produced, generated, developed, created or devised by any Designated Employee during such period in connection with the services rendered for Buyer.

     3. No Third-Party Beneficiaries. Nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement or any documents executed in connection with this Agreement.

     4. Miscellaneous. This Agreement supplements, but does not supersede, the Purchase Agreement. This Agreement shall not be assignable by Buyer or Seller. This Agreement may not be amended orally.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              PROGRAMMER'S PARADISE, INC.


                              By:  /s/ Roger Paradis
                                   Roger Paradis, President

                              THE SOFTWARE DEVELOPER'S COMPANY, INC.

                              By:  /s/ James O'Connor
                                   James O'Connor, Vice President

                                                      EXHIBIT 4

                       CLOSING STATEMENT

          In connection with the closing of the transactions contemplated by that certain Agreement of Purchase and Sale of Assets, dated as of May 16, 1996, among the undersigned (the "Purchase Agreement"), the undersigned hereby agree as follows (with all capitalized terms used herein and not otherwise defined having the meanings ascribed to such terms in the Purchase Agreement):

     1. (a) Buyer and Seller have agreed to cause the Purchase Agreement to be modified to provide for the purchase by Buyer of all of the outstanding shares of capital stock of SDEV Germany in lieu of the assets thereof included in the Purchased Assets, on the terms and conditions set forth on Annex A to this Closing Statement, and to include all of such capital stock within the definition of the term "Purchased Assets." In this connection, the parties have agreed that an amount equal to (i) the net amount of assets (other than net operating losses), debts, obligations and liabilities inherited by Buyer solely due to the change of the form of the acquisition of SDEV Germany from an asset transaction to a stock transaction (the "German Share Adjustment"), times (ii) 50%, shall be an additional Permitted Adjustment with respect to the Estimated Balance Sheet and the Closing Balance Sheet and for purposes of calculating Estimated Tangible Net Assets and Tangible Net Assets; provided that the maximum aggregate amount that the Purchase Price may be decreased in respect of such adjustment shall be $90,000, and the amount of the German Share Adjustment in excess of $180,000 shall be an Excluded Liability and borne solely by Seller.

          (b) Without limiting the foregoing, the German Share Adjustment shall reflect, as of the Release Date, (i) as an asset, the amount of cash on hand of SDEV Germany transferred to Buyer (other than any cash transferred to SDEV Germany pursuant to paragraph 6 below) and (ii) as liabilities, except for any of same specifically assumed by Buyer as Assumed Liabilities under the Purchase Agreement and otherwise reflected in the calculation of Estimated Tangible Net Assets or Tangible Net Assets, (A) all liabilities for line items reflected or reserved against on the balance sheet of SDEV Germany furnished to Buyer and reflecting a stockholders equity of negative $1,176,254.39, including without limitation, accrued payroll, (B) statutory severance payments by SDEV Germany up to an aggregate of $45,000, and (C) the aggregate amount payable by SDEV Germany in respect of all contractual liabilities and obligations, including without limitation, obligations for operating and capital leases and related maintenance and support contracts and obligations, such as, but not limited to, the lease of the premises occupied by SDEV Germany in Dortmund, the lease of the telephone system used by SDEV Germany at such location and certain miscellaneous leases of minor office equipment, except that any statutory severance payments shall be dealt with as provided in paragraph 5 below and intercompany indebtedness shall be dealt with as provided in paragraph 6 below. All debts, liabilities and obligations of SDEV Germany of any nature whatsoever (whether absolute, accrued, contingent or otherwise) relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Buyer Control Date, whether or not then known, due or payable, which have not been disclosed to Buyer in a Schedule pursuant to the Purchase Agreement, and all liabilities under or in respect of any and all litigation, and legal and accounting expenses, in all instances shall be Excluded Liabilities.

          (c) Seller has confirmed its agreement to indemnify Buyer in respect of Excluded Liabilities, and has agreed to indemnify and hold Buyer harmless from, against and in respect of, and shall on demand reimburse Buyer for, an amount equal to 50% of the amount of such German Share Adjustment applied as a Permitted Adjustment, all in accordance with Article 8 of the Purchase Agreement.

     2. The parties have had a disagreement regarding the determination and inclusion of revenue associated with certain advertising contracts and catalog insertion orders under Section 2.6(g)(i) of the Purchase Agreement, but have reached the agreements contained in this Closing Statement in settlement of such dispute. On the terms and subject to the complete and timely satisfaction and fulfillment of obligations of the parties contained in this Closing Statement and in the Purchase Agreement, the parties have agreed that the Purchase Price shall not be reduced by, nor shall the Selling Parties be required to make any payments associated with, any "Negative Variation to Transition Plan" set forth in Section 2.6(g) of the Purchase Agreement with respect to revenue from operations of the Business and determined under the Closing Statement of Revenue. Notwithstanding the preceding sentence, the Purchase Price shall still be subject to adjustment with respect to the Tangible Net Assets of the Business as determined on the Closing Balance Sheet. In the event of any conflict between the terms of this Closing Statement and the Purchase Agreement, the terms of this document shall govern.

     3. The Estimated Adjustment shall be $22,089, calculated by taking the excess of the Estimated Tangible Net Assets ($1,587,089) on the Estimated Balance Sheet over $1,500,00, and pursuant to the German Share Adjustment, subtracting from such difference an amount equal to 50% of $130,000 (the estimated German Share Adjustment), or $65,000. The Closing Payment shall be $10,022,089, which amount has been paid and delivered by Buyer to Seller by wire transfer and certified check payable to Testa, Hurwitz & Thibeault Agents & Attorneys Account.

     4. The Escrow Fund shall be reduced from $1,000,000 to $600,000, which amount has been paid and delivered by Buyer to the Escrow Agent by wire transfer, to be held by the Escrow Agent in accordance with the Escrow Agreement referred to in Section 2.2(b) of the Purchase Agreement. In addition, the parties have agreed to establish an additional escrow, in the amount of $400,000, which amount has also been paid and delivered by Buyer to the Escrow Agent by wire transfer, to be held by the Escrow Agent pending the closing of the purchase by Buyer of the shares of SDEV Germany in accordance with the Stock Acquisition Escrow Agreement attached to this Closing Statement as Annex B.

     5.   In addition, the parties have agreed as follows:

          (a) Pursuant to Section 2.8 of the Purchase Agreement, Seller shall reimburse Buyer (within thirty days) for one-half of the portion of the Shut-Down Expenses paid or payable by Buyer to employees of SDEV Germany in respect of statutory severance pursuant to the German Civil Code and in accordance with the German Shut-Down Plan, at the rate of $.50 for each $1.00 of such severance paid, up to an aggregate amount payable by Buyer in respect of such severance of $45,000; and any amounts payable by Buyer in excess of such $45,000 shall be Excluded Liabilities.

          (b) At the Closing, Seller shall make the following payments:

               (i) $200,000 to On-line 2000 GmbH, an indirect subsidiary of Buyer, for certain management services through June 28, 1996;

               (ii) $200,000 to Buyer for certain management services through June 28, 1996; and

               (iii)     $300,000 to Buyer, on a non-accountable
     basis, in respect of certain moving, bonus, out-placement, employee, facilities and other fees and expenses, as shall be determined and allocated by Buyer.

     6. The provisions of this paragraph shall have no effect on the German Share Adjustment or any other asset-based closing adjust-ment. Prior to the Release Date (as defined in Annex A), Seller shall pay in full and satisfy all indebtedness for borrowed money owed by SDEV Germany to third parties and, except as otherwise agreed by Buyer and Seller in writing, in a manner satisfactory to Buyer, Seller shall contribute to the capital of SDEV Germany, with such security arrangements as shall be satisfactory to the parties (which may comprise release of all Escrow Funds to Seller if no satisfactory arrangement is offered by Buyer) any and all indebt-edness, liabilities and obligations owing or which may be owed by or due from SDEV Germany to Seller or any affiliate thereof without satisfying any such indebtedness, and within thirty (30) days after the Release Date, SDEV Germany shall satisfy such intercompany obligations.
After the fifth business day after the Release Date in Germany, if such intercompany obligation shall not be so satisfied, it shall bear interest until paid in full at the rate of ten Percent (10%) per annum. All matter in this paragraph shall occur without affecting the net operating loss or other tax attributes of SDEV

Germany and without SDEV Germany recognizing any income or gain in respect of the elimination of such indebtedness or other liabilities and obligations.

7.  Except as expressly modified and supplemented by this Closing
Statement and the Annexes hereto, the parties hereby confirm that the Purchase Agreement, as so modified and supplemented, shall remain in full force and effect.


Dated as of June 28, 1996


                         THE SOFTWARE DEVELOPER'S COMPANY, INC.


                         By: /s/ James O'Connor
                              Vice President


                         PROGRAMMER'S PARADISE, INC.


                         By: /s/ Roger Paradis
                              President


                         SOFTWARE DEVELOPER'S COMPANY GmbH


                         By: /s/ Barry N. Bycoff
                              Mangaging Director

                                                       EXHIBIT 5


             THE SOFTWARE DEVELOPER'S COMPANY, INC.
                       33 Riverside Drive
                 Pembroke, Massachusetts  02359



Programmer's Paradise, Inc.
1163 Shrewsbury Avenue
Shrewsbury, New Jersey 07702


Re:  Acquisition of Stock of SDEV Germany


Gentlemen:

          Reference is hereby made to that certain Agreement of Purchase and Sale of Assets, dated as of May 16, 1996 (the "Purchase Agreement"), by and among
Programmer's Paradise, Inc. ("Buyer"), The Software Developer's
Company, Inc.
("Seller") and Software Developer's Company GmbH ("SDEV Germany" and, together with Seller, the "Selling Parties"), pursuant to which Buyer agreed to purchase from the Selling Parties and the Selling Parties agreed to sell to Buyer substantially all of their assets, including all of the operations of SDEV Germany. In addition, pursuant to Section 1.6 of the Purchase Agreement, the parties agreed that they could agree to convert the form of the acquisition of SDEV Germany to a purchase of all of its outstanding shares in lieu of a purchase of assets. The purpose of this agreement is to set forth the terms of such purchase of shares specifically applicable due to the change from an asset to a share purchase transaction, including the manner in which such share purchase shall be consummated and the deliveries to be made in connection with such purchase.

          Accordingly, Seller hereby agrees to sell to Buyer or its assigns, on the Release Date (as defined below), all of the outstanding equity (the "Shares") of SDEV Germany, on the following terms and conditions (with all capitalized terms used herein and not otherwise defined having the meanings ascribed to such terms in the Purchase Agreement):

               At the Closing under the Purchase Agreement,
$400,000 of the Purchase Price shall be delivered to Golenbock, Eiseman, Assor & Bell, as Escrow Agent, to be held and released in accordance with the terms of the Stock Acquisition Escrow Agreement attached hereto (the "Share Escrow"). The date of release to Seller thereunder is referred to herein as the "Release Date". For purposes of the Purchase Agreement, the transfer of the Shares shall be effective at and as of the Closing under the Purchase Agreement, and the operations of SDEV, including without limitation, profits and losses, shall be for the account of Buyer from and after such date (subject to the consummation of the transfer of the Shares as herein provided).

               Seller shall, prior to July 22, 1996, prepare, file and record, and cause to be notarized and sealed, all documentation necessary to transfer the Shares to Buyer, which documentation shall be effective to transfer the Shares to Buyer free and clear of any and all Liens and shall be satisfactory as to form and content to Buyer and its German counsel (the "Transfer Documentation").

          3. Seller has delivered to Buyer financial statements of SDEV Germany as of and for the periods ended March 31, 1996 and 1995 and the Buyer Control Date, and such balance sheet as of the Buyer Control Date shall be deemed included within the term "Balance Sheet", and such financial statements shall be deemed included within references to financial statements of Seller or the Selling Parties for purposes of the Purchase Agreement. As of the Release Date, the available net operating loss of SDEV Germany shall be at least $1,150,000, without expiration.

          4. Seller has agreed to indemnify and hold Buyer harmless from, against and in respect of, and shall on demand reimburse Buyer for, any and all loss, liability, damage, or deficiency suffered or incurred by Buyer in respect of or in connection with any liabilities of or to Seller or any other member of the consolidated group of which Seller is a member (other than SDEV Germany) arising out of such status as a member of such group.

          5.   There shall be delivered to Buyer on the Release
Date:

                    a stock certificate representing the Shares, registered in the name of Buyer or its assignee, in proper form, together copies of notations, seals and recordations of all appropriate public and private registrars, clerks and other authorities reflecting that such transfer has been made;

               (b) the opinion of Coopers & Lybrand LLP or other independent certified auditors reasonably acceptable to Buyer, confirmed by Ernst & Young LLP, in form and substance acceptable to Buyer, that the net operating losses of SDEV Germany as of the Release Date shall be equal to at least $1,150,000, all of which shall thereafter be able to be utilized by Buyer's existing German subsidiaries without expiration;

               (c) confirmation reasonably acceptable to Buyer and Seller that Seller shall have contributed to SDEV Germany and that SDEV Germany shall have retained an amount of cash equal to all intercompany obligations owed by SDEV Germany to Seller or any affiliate thereof;

               (d) the opinion of Haarmann, Hemmelrath & Partner, in form and substance acceptable to Buyer, that (i) the Transfer Documentation is sufficient to transfer to Buyer all right, title and interest in and to the Shares, free and clear of any and all Liens and as otherwise contemplated by this Agreement and the Purchase Agreement with respect to the Purchased Assets, (ii) the transfer of the Shares has been properly recorded on all appropriate public and private registrars;

               (e)       a certificate of the Managing Director
     of SDEV Germany, certifying to the articles of organization, bylaws, authorizing resolutions, existence and good standing of SDEV Germany;

               (f)       a certificate of the Selling Parties as
     to the truth of Sections 4.1, 4.2 and 4.3 of the Purchase
     Agreement on the Release Date; and

               (g) a copy (in paper and electronic form) of the Mailing List of SDEV Germany, and possession and control over all other assets of SDEV
     Germany.

          6. If for any reason the Release Date shall not occur prior to the close of business on July 22, 1996, (a) all obligations of Buyer to assume any obligations and make any payments in respect of the operations or employees of SDEV Germany by reason of its agreemnet to purchase the Shares shall cease, (b) Buyer shall be deemed as of the date hereof to have consummated the purchase of the operations of SDEV Germany and Purchased Assets and Assumed Liabilities relating thereto as an asset transaction in accordance with the Purchase Agreement. In such event, the purchase price for such assets shall be $135,000, payable by Buyer from the Share Escrow against receipt of instruments of transfer and other closing documents with respect to such purchase as shall be comparable to those delivered to Buyer in connection with the purchase of Seller's United States assets (modified for the German context) and such other documents as Buyer shall reasonably request. At such time as the Escrow Agent shall deliver to Seller the purchase price for the Purchased Assets of SDEV Germany as aforesaid, the Escrow Agent shall deliver to Buyer the balance of the Share Escrow held by it.

          7. This Agreement shall be deemed a part of the Purchase Agreement, and the representations, warranties, covenants, agreements, indemnities, rights and benefits contained therein shall be applicable to the Shares as a Purchased Asset and assets, liabilities and operations of SDEV Germany as contemplated by the Purchase Agreement.

          8. At any time and from time to time after the date hereof, at Buyer's request, and without further consideration therefor, each of the Selling Parties will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Buyer or its assignee, and to confirm Buyer's or such assignee's title to, all of the Shares, and to assist Buyer or its assignee in exercising all rights with respect thereto.


Dated as of June 28, 1996

                              THE SOFTWARE DEVELOPER'S
                              COMPANY, INC.


                              By: /s/ James O'Connor
                                   Vice President

                              SOFTWARE DEVELOPER'S COMPANY,
                              GMBH


                              By: /s/ Barry N. Bycoff
                                  Managing Director

Agreed:

PROGRAMMER'S PARADISE, INC.


By: /s/ Roger Paradis
     President

                                                       EXHIBIT 6

               STOCK ACQUISITION ESCROW AGREEMENT


          AGREEMENT dated as of June 28, 1996, among Programmer's Paradise, Inc., a Delaware corporation, having offices at 1163 Shrewsbury Avenue, Shrewsbury, New Jersey 07702 ("Buyer"), The Software Developer's Company, Inc., having offices at 33 Riverside Drive, Pembroke, Massachusetts 02359 ("Seller"), and Golenbock, Eiseman, Assor & Bell, having offices at 437 Madison Avenue, New York, New York 10022 ("GEAB" or the "Escrow Agent"). Buyer and Seller are hereinafter sometimes referred to as the "Parties".

                      W I T N E S S E T H:

          WHEREAS, pursuant to that certain Agreement of Purchase and Sale of Assets, dated as of May 16, 1996 (the "Purchase Agreement"), among Buyer, Seller and Software Developers Company GmbH ("SDEV Germany"), Buyer is currently herewith purchasing from Seller and SDEV Germany the Purchased Assets, with any capitalized term used herein but not otherwise defined having the meaning ascribed to such term in the Purchase Agreement.

          WHEREAS, it is intended that the Purchased Assets are to include all of the outstanding capital stock of SDEV Germany (the "Shares"), but due to the inherent delay in transferring and delivering to Buyer the Shares, pending the receipt of the Shares and certain other deliveries set forth in that certain Letter Agreement attached as Annex A to the Closing Statement dated as of June 28, 1996 entered into between Buyer and the Selling Parties (the "Stock Transfer Letter Agreement"), Buyer and the Selling Parties desire to place a certain portion of the Purchase Price in escrow pursuant to the terms hereof.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

           1. Appointment. The Parties hereby appoint and designate the law firm of GEAB as the Escrow Agent for the purposes herein set forth, and the Escrow Agent hereby accepts such appointment, subject to and in accordance with the provisions of this Escrow Agreement.

           2.      Deposit.   Seller hereby authorizes  Buyer  to
deliver to the Escrow Agent on behalf of the Selling Parties, simultaneously with the execution and delivery of this

Agreement $400,000 (such amount, or any future balance thereof, being referred to herein as the "Escrow Fund"), to be held in accordance with the terms of this Agreement in a money-market account sponsored or managed by Republic National Bank, New York, New York (the "Escrow Account"). Upon the opening of the Escrow Account, the Escrow Agent will advise the Parties of the account number thereof.

           3. Release of Escrow Fund. (a) The Escrow Agent shall release the Escrow Fund, in such amounts and to such of the Parties, in accordance with the first to occur of the following:

                (i) receipt of the joint written instructions of Buyer and Seller in connection with the closing of the purchase of the Shares, in which event the Escrow Fund shall be released to Seller;

                (ii) receipt of a notice from Buyer at any time after July 22, 1996, stating that a copy thereof has been sent to Seller concurrently therewith in connection with Buyer's acquisition of the assets of SDEV Germany in accordance with the Purchase Agreement, in which event $135,000 of the Escrow Fund shall be delivered to Seller and the balance shall be delivered to Buyer; or

               (iii) receipt of a copy of a (A) binding and final arbitration award, or (B) final judgment, order or decree of a court of competent jurisdiction in the United States of America (the time for appeal therefrom having expired and no appeal having been perfected).

          4. Term. The term of the escrow under this Agreement shall continue until the Escrow Funds are released in accordance with Section 3 hereof.

          5.   The Escrow Agent.

                5.1 Disputes. In the event the Escrow Agent shall believe there shall be any disagreement among or between the Parties resulting in adverse claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled, at its option,(a) to refuse to comply with any claims or demands on it as long as such disagreement shall continue and, in so refusing, shall make no delivery or other disposition of the Escrow Fund pursuant to the terms of this Agreement and shall not be or become liable in any way or to any person for its failure or refusal to comply with such conflicting or adverse claims or demands and shall be entitled to continue so to refrain from acting and so to refuse to act until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund, or
(ii) a written agreement executed by Buyer and Seller directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement, or (b) to place the Escrow Fund with a proper court and to apply to any court of competent jurisdiction (including the commencement of immediate action or suit) to determine the rights of the parties. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

                5.2 Performance. To induce the Escrow Agent to act hereunder, it is further agreed by the parties that:

                    (a) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                     (b)   The Escrow Agent shall be entitled  to
     rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                     (c)  The Escrow Agent shall not be bound  or
     in any way affected by any notice of any modification or cancellation of this Agreement or the Purchase Agreement, or of any fact or circumstance affecting or alleged to affect rights or liabilities hereunder other than as is herein set forth, or affecting or alleged to affect the rights and liabilities of any other person, unless notice of the same is delivered to the Escrow Agent in writing, signed by the proper parties to the Escrow Agent's satisfaction and, in the case of modification of the duties or responsibilities of the Escrow Agent, unless such modification shall be satisfactory to the Escrow Agent and approved by the Escrow Agent in writing.

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

                    (d) The Escrow Agent shall not be liable for any error of judgment, or any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, except in the case of its gross negligence or bad faith, nor shall it be liable for the default or misconduct of any employee, agent or attorney appointed by it who shall have been selected with reasonable care. Except with respect to claims based upon such gross negligence or bad faith that are successfully asserted against the Escrow Agent, the Parties shall defend (by attorneys selected by the Escrow
     Agent), indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against any and all losses, liabilities, claims, actions, judgments, damages, costs and expenses arising out of and in connection with this Agreement or the Escrow Agent's duties or services hereunder. This indemnity includes, without limitation, disbursements and reasonable attorneys' fees either paid to retain attorneys or representing the fair value of legal services rendered by the Escrow Agent to itself. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith and in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from gross negligence or bad faith) in the investment or reinvestment of the Escrow Fund or any loss of interest incident to any such delays.

                     (e)   The  Escrow Agent shall not  charge  a
     separate administrative fee for its services as Escrow Agent hereunder. However, the Parties agree to pay or reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorneys' fees, incurred or made by it in the performance of its duties hereunder.

                     (f)   The Escrow Agent shall be entitled  to
     consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                     (g)   Escrow  Agent  shall  be  entitled  to
     represent or to act as an advisor of Buyer and its affiliates in any lawsuit or any other matter.

                     (h)   The  Escrow Agent does  not  have  any
     interest in the Escrow Fund deposited hereunder but is serving as stakeholder only. Upon payment of the Escrow Fund as herein provided, the Escrow Agent shall be fully released from all liability and obligations with respect thereto.

                     (i)   Any payments of income from the Escrow
     Account shall be subject to withholding regulations then in force with respect to United States taxes. The Parties will

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

     provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certification, or non-resident alien certification. The Escrow Agent shall have no responsibility for tax reporting or filing, and such reporting or filing, if required, shall be the responsibility of Seller.

           6. Resignation. The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by the Parties or at any time may resign by giving written notice to such effect to the Parties. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrow Fund to any successor escrow agent designated by the Parties in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the other parties' notice of termination or (B) to the other parties hereto of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrow Fund safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or an enforceable order of a court of competent jurisdiction.

           7.    Jurisdiction and Venue.  The Parties irrevocably
(i) submit to the jurisdiction of any New York State or federal court sitting in New York in any action or proceeding arising out of or relating to this Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and
determined  in  such  New  York  State  or  federal   court   and
(iii) waive, to the fullest extent possible, the defenses of an inconvenient forum. The parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

           8. Notices. All notices, instructions and other communications required or permitted to be given, forwarded or transmitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been duly given if delivered personally, or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to it at its address set forth above (with a copy thereof as aforesaid to counsel designated by it), or when delivered to a nationally recognized overnight courier service or when sent by electronic facsimile transmission (with a copy to follow by mail as aforesaid), or to such other address as the person to whom notice is to be given shall have given notice of pursuant hereto.

           9. Miscellaneous. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns and shall not be enforceable by or inure to the benefit of any other third party except as provided with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties. No waiver hereunder shall be effective unless in a writing signed by the party to be charged. This Agreement may be amended, modified, superseded, or canceled, and any of the terms hereof may be waived, only by a written instrument executed by the parties hereto. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without reference to conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first above written.

                             PROGRAMMER'S PARADISE, INC.



                             By: /s/ Roger Paradis
                                  Roger Paradis, President


                             THE SOFTWARE DEVELOPER'S COMPANY,
                             INC.


                             By:/s/ James O'Connor
                                  James O'Connor, Vice President


                             GOLENBOCK, EISEMAN, ASSOR & BELL,
                             as Escrow Agent



                             By:/s/ Lawrence M. Bell
                                  Lawrence M. Bell, Partner

                                 PAGE 129